Exhibit 10.4
KIDVILLE FRANCHISE COMPANY, LLC
FRANCHISE AGREEMENT

Franchisee Name:

Agreement Date:

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EXHIBIT A — LISTING OF OWNERSHIP INTERESTS
EXHIBIT B — TERRITORY
EXHIBIT C — ADDRESSES OF LOCATIONS
EXHIBIT D — CONDITIONAL ASSIGNMENT OF TELEPHONE NUMBER(S)
GUARANTY AND ASSUMPTION OF OBLIGATIONS
NON-MONETARY GUARANTY AND ASSUMPTION OF OBLIGATIONS

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KIDVILLE FRANCHISE COMPANY, LLC
FRANCHISE AGREEMENT
     THIS FRANCHISE AGREEMENT (the “Agreement”) is made and entered into as of the                      day of                                         , 20                     (the “Effective Date”) (regardless of the dates of the parties’ signatures) by and between KIDVILLE FRANCHISE COMPANY, LLC, a New York limited liability company with its principal business address at 163 East 84th Street, New York, New York 10028 (“we,” “us,” or “our”), and                                                             , whose principal business address is                                                              (“you” or “your”).
1. PREAMBLES, ACKNOWLEDGMENTS, AND GRANT OF FRANCHISE.
     A. PREAMBLES.
     (1) We and our affiliates have developed (and continue to develop and modify) policies and procedures, confidential information, intellectual property (including software and website), and a distinctive and comprehensive operating system (collectively, the “Branded System”) for the operation, identification, and promotion of facilities under the KIDVILLE® trademark and other trademarks, service marks, and commercial symbols (collectively, “Marks”) that provide to newborns through five-year-old children and their families a wide array of developmental classes such as music, gym, art, and enrichment classes, including classes under the LITTLE MAESTROS, MY BIG MESSY ART CLASS®, and RUN, WIGGLE, PAINT & GIGGLE® brands (collectively, “Classes”), as well as indoor playgrounds, birthday and themed parties, and related services (referred to collectively, with Classes, as “Services”), and also feature retail boutiques selling various children and family-oriented products, many of which bear the Marks (collectively, “Products”). Facilities offering and selling Services and Products, operating completely pursuant to the Branded System, and using the KIDVILLE® Mark as their primary trade identity are called “KIDVILLE Facilities” in this Agreement and individually a “Facility.”
     (2) The Marks have gained and will continue to gain public acceptance and goodwill, and new trademarks, service marks, and commercial symbols periodically may be created, used, and licensed for KIDVILLE Facilities. The Marks, Confidential Information (defined in Section 6 below), and Branded System (collectively, the “Intellectual Property”) are owned by our affiliate Kidville, NY, LLC, which has licensed us to use and sublicense the Intellectual Property for KIDVILLE Facilities. You acknowledge that our right to sublicense the Intellectual Property to you is subject to our license agreement with Kidville, NY, LLC.
     (3) Other affiliates of ours periodically may own musical compositions and other non-KIDVILLE brand intellectual property that they license us to use and sublicense others to use during and as part of Classes and other activities at KIDVILLE Facilities. You acknowledge that our right to sublicense that non-KIDVILLE brand intellectual property to you is subject to our license agreement(s) with such affiliates and may not continue during the entire Term (as defined in Subsection 1.D. below).
     (4) We grant to qualified entities a franchise to operate a KIDVILLE Facility offering and selling the Services and Products we require and authorize and using the Intellectual Property (the “Franchise System”).
     (5) As a KIDVILLE Facility franchisee, you must comply with this Agreement and all mandatory specifications, standards, operating procedures, and rules (collectively, “System Standards”) that we periodically prescribe for KIDVILLE Facilities in order to maintain high and consistent quality.
     (6) You have applied for a franchise to operate a KIDVILLE Facility.
     B. ACKNOWLEDGMENTS.
     You acknowledge:
     (1) That you have independently investigated the KIDVILLE Facility franchise opportunity and recognize that, like any other business, the nature of a KIDVILLE Facility will evolve and change over time.
     (2) That an investment in a KIDVILLE Facility involves business risks that could result in the loss of a significant portion or all of your investment.
     (3) That the business abilities and efforts of your owners and other principals, management, and staff are vital to your success.
     (4) That attracting family members for your KIDVILLE Facility will require you to make consistent marketing and promotional efforts.
     (5) That attracting and retaining customers for your KIDVILLE Facility will require you to provide quality Services, to sell quality Products, to have a high level of customer service, and to adhere strictly to our System Standards. You are committed to maintaining System Standards.
     (6) That you have not received from us, and are not relying upon, any representations or guarantees, express or implied, as to the potential volume, sales, income, or profits of a KIDVILLE Facility, that any information you have acquired from other KIDVILLE Facility franchisees regarding their sales, income, profits, or cash flows was not information obtained from us, and that we make no representation about that information’s accuracy.
     (7) That we make no representation regarding any particular Service (including LITTLE MAESTROS Classes) or Product being authorized or made available for KIDVILLE Facilities during your entire franchise term.

     (8) That in all of their dealings with you, our officers, directors, employees, and agents act only in a representative, and not in an individual, capacity and that business dealings between you and them as a result of this Agreement are deemed to be only between you and us.
     (9) That you have represented to us, to induce our entry into this Agreement, that all statements you have made and all information you have given us are accurate and complete and that you have made no misrepresentations or material omissions in obtaining the Franchise.
     (10) That you have read this Agreement and our Franchise Disclosure Document and understand and accept that this Agreement’s terms are reasonably necessary for us to maintain high standards of quality and service, as well as the uniformity of those standards at each KIDVILLE Facility, and to protect and preserve the goodwill of the Marks.
     (11) That we may restrict the brands and sources of various Services, Products, and other items and services needed to operate KIDVILLE Facilities, as provided in various sections of this Agreement.
     (12) That we have not made any representation, warranty, or other claim regarding the KIDVILLE Facility franchise opportunity, other than those made in this Agreement and our Franchise Disclosure Document, and that you have independently evaluated the franchise opportunity, including by using your own business professionals and legal advisors, and have relied solely upon those evaluations in deciding to sign this Agreement.
     (13) That you have had the opportunity to ask any questions you have, and to review any appropriate materials of interest to you, concerning the KIDVILLE Facility franchise opportunity and that we have considered your comments and proposals, if any, on this Agreement.
     (14) That you have had the opportunity, and have been encouraged by us, to have this Agreement and all other agreements and materials that we have given or made available to you reviewed by an attorney and that you have either done so or chosen not to do so.
     (15) That you have a net worth that is sufficient to invest in the KIDVILLE Facility franchise opportunity represented by this Agreement, and you will have sufficient funds to meet all of your obligations under this Agreement.
     C. ENTITY REQUIREMENTS.
     As a corporation, limited liability company, or general, limited, or limited liability partnership (each, an “Entity”), you agree and represent that:
     (1) You have the authority to execute, deliver, and perform your obligations under this Agreement and all related agreements and are duly organized or formed and validly existing in good standing under the laws of the state of your incorporation or formation;
     (2) Your organizational documents, operating agreement, or partnership agreement, as applicable, will recite that this Agreement restricts the issuance and transfer of certain ownership interests in you, and all certificates and other documents representing ownership interests in you will bear a legend (the wording of which we may prescribe) referring to this Agreement’s restrictions;
     (3) Exhibit A to this Agreement completely and accurately identifies all of your owners and their interests in you as of the Effective Date;
     (4) Each owner whose interest in you (alone or with related persons) equals or exceeds twenty percent (20%) of your total ownership, and any owner who actually has management control of the operation of your FACILITY (defined in Subsection D below) regardless of the size of his or her ownership interest (all such owners are called “Principal Owners” and individually a “Principal Owner”), must execute a Guaranty and Assumption of Obligations, in the form attached to this Agreement, undertaking personally to be bound, jointly and severally, by all provisions in this Agreement and any ancillary agreements between you and us. In addition, each owner who is not a Principal Owner must execute a Non-Monetary Guaranty and Assumption of Obligations, in the form attached to this Agreement, undertaking personally to be bound, jointly and severally, by specified non-monetary provisions in this Agreement. Subject to our rights and your obligations under Section 12, you and your owners agree to sign and deliver to us revised Exhibits A to reflect any permitted changes in the information that Exhibit A now contains;
     (5) Throughout this Agreement’s term, one person must be designated as your “Operator,” responsible overall for supervising and overseeing development and operation of the FACILITY and to whom we may give, and from whom we may receive, direction. Your Operator need not have an ownership interest in you but also may be a Principal Owner or a non-Principal Owner. The Operator as of the Effective Date is identified in Exhibit A. If your Operator leaves during this Agreement’s term, you must appoint a new Operator within the timeframe we specify. Your Operator will supervise your managers (sometimes called KIDVILLE Mayors), who in turn will supervise the FACILITY’s non-managerial employees. Your employees are under your day-to-day control in implementing and maintaining System Standards at the FACILITY; and
     (6) The FACILITY (and other KIDVILLE Facilities) will be the only business you operate so that your financial, operating, and other records, including financial statements, will reflect only the business represented by KIDVILLE Facilities and your staff will be committed to the KIDVILLE® brand (although your owners and affiliates may have other, non-competitive business interests).

     D. GRANT OF FRANCHISE.
     You have applied for a franchise to operate a KIDVILLE Facility from sites physically located within the geographic area described in Exhibit B (the “Territory”). Subject to this Agreement’s terms, we grant you a franchise (the “Franchise”) to operate a KIDVILLE Facility (the “FACILITY”) within the Territory, and to use the Franchise System in its operation, for a term (the “Term”) beginning on the Effective Date and expiring ten (10) years from the date on which your Hub Location (defined below) commences operation. The Term is subject to earlier termination under Section 14. You agree to operate the FACILITY in compliance with this Agreement for the entire Term unless this Agreement is terminated under Section 14. You agree at all times faithfully, honestly, and diligently to perform your obligations under this Agreement and to use your best efforts to promote the FACILITY.
     The Franchise gives you the right to provide Services and sell Products only at the physical premises of the Locations (defined below). You are prohibited from (i) providing Services or selling Products away from the physical premises of the Locations, (ii) selling Services or Products through other distribution channels, (iii) using the Marks in any other business activities that we have not expressly authorized, and (iv) advising others who operate Competitive Businesses (as defined in Section 7 below).
     You may engage in any authorized advertising, promotional, marketing, and related activities (“Promotional Activities”) to solicit customers located within and outside your Territory. However, if other KIDVILLE Facilities operate in the areas where, in our reasonable opinion, your Promotional Activities have significant circulation or coverage, you may not include any price information in the materials (written, auditory, or otherwise) used in those Promotional Activities. If there is no KIDVILLE Facility operating in an area where you engage in Promotional Activities, but we later appoint a franchisee whose franchised territory includes all or a portion of that area, you agree (at our direction) to send the new franchisee a list identifying (with applicable contact information) all of your customers who reside in that new franchisee’s territory. We have the unrestricted right to regulate your Promotional Activities and other business activities outside your Territory in order to protect, as we deem best, our interests, other KIDVILLE Facility franchisees, and the Franchise System. Other KIDVILLE Facility franchisees will have the same rights, and will be subject to the same restrictions, in your Territory.
     E. HUB AND ANNEX LOCATIONS, SITE SELECTION, AND LEASES.
     (1) Hub and Annex Locations Defined. The Franchise to operate the FACILITY requires you to locate, lease (or purchase), develop, maintain, and operate two (2) types of sites: One (1) main “hub” location (the “Hub Location”) and at least three (3) “annex” locations (each an “Annex Location”). The Hub Location is the larger, main operating center for the Franchise at which you will provide all required Services and sell all required Products associated with a KIDVILLE Facility and maintain your primary management, administrative, staffing, and training functions. Each Annex Location is significantly smaller than the Hub Location, intended for areas within the Territory where a larger Hub Location would be impractical, and will provide some, but not all, of the Services and sell some, but not all, of the Products associated with KIDVILLE Facilities. The physical sites of the Hub Location and each Annex Location must be within the Territory.
     Unless it is necessary for us to distinguish in this Agreement between your Hub Location and your Annex Locations, references in this Agreement to your “Locations” cover both your Hub Location and your Annex Locations. References in this Agreement to the “FACILITY” cover your entire business operation under this Agreement, including all activities at both your Hub Location and your Annex Locations. Your right to operate at each Annex Location is coterminous with the Term. You may use each Location only for operating the FACILITY.
     (2) Selecting Hub and Annex Locations. The addresses of your Locations are or will be identified in Exhibit C. If you have not found sites for the Locations as of the Effective Date, then we and you will insert their addresses into Exhibit C after you find them in compliance with the following procedures:
     (i) You agree to find, and sign a lease for, a suitable site within the Territory for the Hub Location within one hundred twenty (120) days after the Effective Date.
     (ii) You agree to find, and sign leases for, suitable sites within the Territory for the first two (2) of your minimum three (3) required Annex Locations within one hundred eighty (180) days after the Effective Date.
     (iii) You agree to find, and sign a lease for, a suitable site within the Territory for your third (3rd) required Annex Location within two hundred seventy (270) days after the Effective Date.
You must obtain our written acceptance of each Location’s proposed site before signing any lease. You may operate the Locations only at sites we have formally accepted. We will not conduct site selection activities for you. You are responsible for finding a site for each Location that satisfies our site selection criteria and meets the requirements of your business. We will not unreasonably withhold our acceptance of a site that meets our criteria.
     We will give you site evaluation workbooks to help you assess whether a site satisfies our criteria. You must obtain all information necessary to complete the workbooks and then return the completed workbooks to us. If we are satisfied with the workbooks and believe, based on this preliminary review, that the identified sites might be acceptable for Locations, we will visit your Territory to inspect the proposed sites. We will not charge you for this first site visit to your Territory. However, you must pay us a per diem fee and reimburse all of our out-of-pocket costs and expenses for all subsequent site visits. To avoid these additional costs, we suggest that you find and prepare workbooks for a number of sites that you believe are suitable for Locations so that we can inspect them on one site visit. We will accept or not accept your proposed sites within ten (10) days after returning from our site visit. After you secure the sites, we will insert their addresses into Exhibit C.

     You acknowledge and agree that, if we accept or give you information regarding a Location’s proposed site, that is not a representation or warranty of any kind, express or implied, of the site’s suitability for a KIDVILLE Facility or any other purpose. Our acceptance indicates only that we believe the site meets our then acceptable criteria. Applying criteria that have appeared effective with other sites might not accurately reflect the potential for all sites, and demographic and/or other factors included in or excluded from our criteria could change, altering a site’s potential. The uncertainty and instability of these criteria are beyond our control, and we are not responsible if a site we accepted fails to meet your expectations. You acknowledge and agree that your acceptance of the Franchise was or will be based on your own independent investigation of a site’s suitability for each Location. We are relying on your knowledge of the real estate market in your area and your ability to locate a suitable site.
     (3) Leasing Locations. We have the right to accept or reject the terms of a Location’s proposed lease or sublease (the “Lease”) before you sign it. We may require that the Lease contain certain provisions (although we will not directly negotiate your Lease), including those:
     (a) reserving to us the right to receive an assignment of the Lease upon termination or expiration of this Agreement;
     (b) requiring the landlord to give us all sales and other information we request relating to the FACILITY’s operation at the Location;
     (c) requiring the landlord concurrently to send us a copy of any written notice of Lease default sent to you and granting us the right (but without any obligation) to cure any Lease default within fifteen (15) business days after expiration of your cure period (if you fail to do so);
     (d) confirming your right to display the Marks at each Location according to specifications in the Operations Manual (subject only to applicable law);
     (e) specifying that the Location may be used only for a KIDVILLE Facility; and
     (f) allowing us to enter the Location upon expiration or termination of this Agreement in order to remove signage and other items bearing our Marks and otherwise to de-identify the Location.
We may require that the types of provisions referenced above be reflected in a Lease Rider, Collateral Assignment of Lease, or other document. You agree to sign, and have the landlord sign, any documents we deem necessary to record our interest in the Location in public real estate indices and elsewhere to protect our interests. You acknowledge that our acceptance of the Lease is not a guarantee or warranty, express or implied, of the success or profitability of a KIDVILLE Facility operated at the Location. Our acceptance indicates only that we believe that the Location and the Lease’s terms meet our then acceptable criteria. We have the right to receive a final signed copy of each Lease. You may not modify the Lease if any proposed modification would impact the rights reserved by subparagraphs (a) through (f) above.
     If the Lease expires or is terminated without your fault, or if the Location’s site is destroyed, condemned, or otherwise rendered unusable, we will allow you to relocate to a new site in the Territory acceptable to us. Relocation will be at your sole expense, and we may charge you our then current relocation fee plus our out-of-pocket expenses in connection with any relocation.
     F. RIGHTS WE RESERVE.
     Except as provided in subparagraph (6) below, we (and any affiliates that we have from time to time) may not during the Term establish and operate, or grant to others the right to establish and operate, another KIDVILLE Facility the Hub Location for which is physically located within the Territory. Except for this Hub Location restriction (but with the carve-out in subparagraph (6) below), your rights under this Agreement are non-exclusive, and we (and any affiliates that we have from time to time) retain the right during the Term to engage in any and all activities that we (and they) desire, at any time or place, and whether or not these activities compete with your FACILITY, including, without limitation, the right:
     (1) To establish and operate, and grant to others the right to establish and operate, KIDVILLE Facilities the Hub Locations for which are located outside the Territory on any terms and conditions we deem appropriate.
     (2) To establish and operate, and grant to others the right to establish and operate, one or more Annex Locations that are located within or outside the Territory on any terms and conditions we deem appropriate (and to require your Hub Location to provide services to such Annex Locations located within the Territory on terms we specify), provided, however, that (a) we will not establish and operate, or grant to others the right to establish and operate, Annex Locations within the Territory for at least two (2) years following the date by which your third (3rd) Annex Location must have opened for business, as provided in Subsection 2.D. below, and (b) we will give you at least six (6) months’ prior written notice of our intent to establish and operate, or grant to others the right to establish and operate, the Annex Location in your Territory. However, if you fail to open your third (3rd) Annex Location for business by the date specified in Subsection 2.D. below, there are no timing or other restrictions whatsoever on (and no notice that we must give with respect to) our right to establish and operate, or grant to others the right to establish and operate, an Annex Location in your Territory. In addition, your failure to open your third (3rd) Annex Location for business by the date specified in Subsection 2.D. below may give rise to your obligation to pay the Assumed Royalty and Assumed Fund Contribution, as defined in Subsections 3.B. and 9.B. below.
     (3) To license to any business that is not a KIDVILLE Facility, wherever that business is located or operating (including within the Territory), the right to offer and sell to its own customers any of the Services (including LITTLE MAESTROS Classes and other LITTLE MAESTROS branded items), whether under the Marks or any other trademarks or service marks.

     (4) To offer and sell Products and other items identified by the Marks or any other trademarks or service marks to any customers, wherever located or operating (including within the Territory), and through any distribution channels (including, but not limited to, the Internet, specialty and other retail stores branded exclusively or primarily under the KIDVILLE® Mark that do not also provide Classes, specialty and other retail stores branded exclusively or primarily under trademarks other than the KIDVILLE® Mark, and other points of distribution), wherever located or operating (including within the Territory).
     (5) To create and conduct, and grant to others the right to create and conduct, plays, stage shows, and musicals, and create, transmit, display, and broadcast television, radio, Internet, and other productions, using (on a featured or non-featured basis) any of the Intellectual Property and non-KIDVILLE brand intellectual property used in or licensed to KIDVILLE Facilities (including LITTLE MAESTROS) and whether associated with the Marks or other trademarks and commercial symbols.
     (6) To establish and operate, and grant to others the right to establish and operate, KIDVILLE Facility Hub Locations at mass gathering locations within the Territory and otherwise to provide, and grant to others the right to provide, Services at mass gathering locations within the Territory. “Mass gathering” locations include casinos, hotels, resorts, cruiseships, military bases, mass transportation facilities (like train stations and airports), sports arenas and other sports facilities, and similar venues.
     (7) To engage in all other activities that this Agreement does not expressly prohibit.
     G. THE EXERCISE OF OUR JUDGMENT.
     We have the right to develop, operate, and change the Branded System and the Franchise System in any manner not specifically prohibited by this Agreement. Whenever we have reserved in this Agreement the right to take or to withhold an action, or to grant or decline to grant you the right to take or omit an action, we may, except as otherwise specifically provided in this Agreement, make our decision or exercise our rights based on information then available to us and our judgment of what is best for us, KIDVILLE Facility franchisees generally, or the Franchise System at the time our decision is made, regardless of whether we could have made other reasonable or even arguably preferable alternative decisions or whether our decision promotes our financial or other individual interest.
     H. MODIFICATION OF FRANCHISE SYSTEM.
     Because complete and detailed uniformity under many varying conditions might not be possible or practical, you acknowledge that we specifically reserve the right and privilege, as we deem best, to vary System Standards for, and to provide different levels of service to, any franchisee based upon the peculiarities of any condition or factors that we consider important to that franchisee’s successful operation. You have no right to require us to grant you a similar variation or accommodation or to provide the same level of service.

2. DEVELOPMENT AND OPENING OF FACILITY LOCATIONS.
     A. FACILITY DEVELOPMENT.
     You are responsible for developing each Location for the FACILITY. We will give you mandatory and suggested specifications and layouts for Locations, including requirements for dimensions, design, image, interior layout, decor, fixtures, equipment, signs, furnishings, and color scheme. These plans might not reflect the requirements of any federal, state, or local law, code, or regulation, including those arising under the Americans with Disabilities Act (the “ADA”) or similar rules governing public accommodations for persons with disabilities. You are responsible for preparing a site survey and all required construction plans and specifications to suit the Location and making sure that these plans and specifications comply with our requirements, the ADA and similar rules, other applicable ordinances, building codes, permit requirements, and Lease requirements and restrictions. You (and not we) are responsible for the performance of the architects, contractors, and subcontractors you hire to develop and maintain each Location for the FACILITY and for ensuring that sufficient insurance coverage is in place during the construction process.
     You agree to send us construction plans and specifications for review before you begin constructing each Location and all revised or “as built” plans and specifications during construction. Our designated architect will review your architect’s proposed plans and specifications to ensure they are acceptable. You must pay our architect for that review. Because our review is limited to ensuring your compliance with our design and layout requirements, our review might not assess compliance with federal, state, or local laws and regulations, including the ADA. We may inspect each Location during the development process.
     You must do the following, at your own expense, to develop and commence operation of the FACILITY at each Location:
     (1) secure all financing required to develop and operate the FACILITY;
     (2) obtain all required building, utility, sign, health, sanitation, business, and other permits and licenses;
     (3) construct all required improvements to the Location and decorate the Location according to approved plans and specifications;
     (4) obtain all customary contractors’ sworn statements and partial and final waivers of lien for construction, remodeling, decorating, and installation services;
     (5) purchase or lease, and install, all required fixtures, furniture, furnishings, signs, and equipment (including music systems, required computer, point-of-sale, and other electronic information systems, and all equipment components and software necessary for you to accept and process KIDVILLE® membership cards and participate in our other customer loyalty, affinity, and similar programs) (collectively, “Operating Assets”); and

     (6) purchase an opening inventory of required, authorized, and approved Products from us, our affiliates, or other designated sources and other products, materials, and supplies from approved and designated sources.
     B. OPERATING ASSETS.
     You must use in operating the FACILITY only those Operating Assets that we designate or approve for KIDVILLE Facilities as meeting our standards and specifications for quality, design, appearance, function, and performance. You may not install or use any unauthorized Operating Assets at a Location. You agree to place or display at each Location (interior and exterior) only the signs, emblems, lettering, logos, and display materials that we approve from time to time. You must purchase or lease approved brands, types, and models of Operating Assets only from suppliers we designate or approve (which may include and/or be limited to us and/or our affiliates).
     C. COMPUTER SYSTEM.
     You agree to obtain and use the computer hardware and/or software we specify, including required computer, point-of-sale, and other electronic information systems and all equipment components and software (including KIDVILLE® customer relationship manager software (“KIDVILLE Software”)) necessary for you to process memberships and class registrations on-line, to accept and process KIDVILLE® membership cards, and to participate in our other customer loyalty, affinity, and similar programs (the “Computer System”). We may modify specifications for and components of the Computer System. You also agree to use our designated e-mail system for all business related to the Franchise. We have the right to monitor and review your e-mail communications. Our modification of specifications for the Computer System, and/or other technological developments or events, might require you to purchase, lease, and/or license new or modified computer hardware and/or software and to obtain service and support for the Computer System. Although we cannot estimate the future costs of the Computer System or required service or support, and although these costs might not be fully amortizable over the Term, you agree to incur the costs of obtaining the computer hardware and software comprising the Computer System (and additions and modifications) and required service or support. Within sixty (60) days after we deliver notice to you, you must obtain the Computer System components that we designate and to ensure that your Computer System, as modified, is functioning properly. We have no obligation to reimburse you for any Computer System costs. You may not use any unapproved computer software or security access codes. We have the right to know all security access codes.
     You agree that we and our affiliates may condition any license of required or recommended proprietary software to you, and/or your use of technology developed or maintained by or for us, on your signing the software license agreement or similar document, or otherwise agreeing to the terms (for example, by acknowledging your consent to and accepting the terms of a click-through or other shrink-wrapped license agreement), we and our affiliates prescribe to regulate your use of, and our and your respective rights and responsibilities with respect to, the software or technology. We and our affiliates may charge you up-front and ongoing weekly or monthly fees for any required or recommended proprietary software or technology that we and our affiliates license to you and for other maintenance, support, and access services provided during the Term, including access to and use of KIDVILLE Software, if that is obtained directly from us or an affiliate rather than from designated or approved third party vendors.
     Despite the fact that you must buy, use, and maintain the Computer System according to our standards and specifications, you have sole and complete responsibility for: (1) the acquisition, operation, maintenance, and upgrading of the Computer System; (2) the manner in which your Computer System interfaces with our and any third party’s computer system; and (3) any and all consequences if the Computer System is not properly operated, maintained, and upgraded. The Computer System shall permit twenty-four (24) hours per day, seven (7) days per week electronic communications between you and us, including access to the Internet and our then current Franchise System Website, intranet or extranet.
     D. FACILITY/LOCATION OPENING.
     You agree not to begin operating the FACILITY at a Location (except for the approved pre-sale activities specified in Subsection 2.E. below) until:
     (1) We notify you in writing that the Location meets our standards and specifications (although our acceptance is not a representation or warranty, express or implied, that a Location complies with any engineering, licensing, environmental, labor, health, building, fire, sanitation, occupational, landlord’s, insurance, safety, tax, governmental, or other statutes, rules, regulations, requirements, or recommendations nor a waiver of our right to require continuing compliance with our requirements, standards, and policies);
     (2) required training (described in Subsection 4.A. below) is satisfactorily completed by all attendees;
     (3) you pay the initial franchise fee and other amounts then due to us and key suppliers;
     (4) you obtain all required licenses and permits and send us copies of the licenses and permits we request; and
     (5) you give us certificates for all required insurance policies.
You agree to comply with these conditions and to begin operating (i) your Hub Location within two hundred seventy (270) days after the Effective Date or on or before the date specified in any Development Rights Rider to which you are a party, (ii) your first two (2) required Annex Locations within two hundred seventy (270) days after the Effective Date, and (iii) your third required Annex Location within three hundred sixty (360) days after the Effective Date. We may terminate this Agreement if you fail to comply with the deadlines specified in subparagraphs (i) or (ii) above. If you fail to comply with the deadline specified in subparagraph (iii) above, we have the rights specified in Subsections 1.F.(2) above and 3.B. and 9.B. below.
     If you begin operating any Location (except for the approved pre-sale activities specified in Subsection 2.E. below) before we notify you in writing that it meets our standards and specifications (as required in subparagraph (1) above), you must pay us Five Thousand Dollars ($5,000) for each day the Location operates without our approval. In that event, we also may elect to terminate this Agreement under Section 14.B.
     E. PRESALE OF CLASSES, MEMBERSHIPS, AND BIRTHDAY PARTIES.
     You may not begin offering and pre-selling (that is, before the FACILITY is ready to open for business and begin conducting Classes) FACILITY memberships, Class registrations, and birthday parties until we give you written approval. We may require you to sign and deliver to us a Request for Presale form (which we prepare) in which you certify that you have, among other things, obtained all necessary bonds and/or otherwise have complied, and will comply, with all applicable laws relating to your presale activities. If you fail to complete and return the Request for Presale form as required, you are not authorized to begin offering or pre-selling FACILITY memberships, Class registrations, and birthday parties. You alone are responsible for ensuring that your presale activities comply with all applicable laws. We may require you to deposit with us, or that your customers pay directly to us, all revenue from your presale activities with respect to each Location until we approve the Location for opening, as provided in Subsection 2.D. above. After the particular Location begins operating Classes, we will immediately remit all presale revenue for that Location to you, less our applicable Royalty and Fund contributions, as provided in Subsections 3.B. and 9.B., respectively, of this Agreement. We will not remit any Location’s presale revenue to you until after the Location begins operating Classes. (In other words, we may control the revenue from a Location’s presale activities even if one or more of the FACILITY’s other Locations already have begun operating Classes.)
3. FEES.
     A. INITIAL FRANCHISE FEE.
     You agree to pay us a one-time and, except as provided in Subsection 4.A.(1), nonrefundable initial franchise fee equal to One Hundred Eighty Thousand Dollars ($180,000), which consists of Seventy-Five Thousand Dollars ($75,000) for the Hub Location and Thirty-Five Thousand Dollars ($35,000) for each Annex Location you have agreed to develop within the Territory (a minimum of three (3)). This initial franchise fee must be paid, and is fully earned by us, when you sign this Agreement. The initial franchise fee is not in exchange for any particular products, services, or assistance but instead is solely in consideration of our signing this Agreement. We will credit toward the initial franchise fee any deposits you previously paid under a Development Rights Rider.
     B. ROYALTY FEE.
     You agree to pay us, on or before the fifth (5th) day of each calendar month, and in the manner provided below, a Royalty Fee (the “Royalty”) equal to the following percentages of the FACILITY’s Gross Sales (defined in Subsection C below) at the Hub Location and each Annex Location during the preceding calendar month:

         (1) Hub Location.
          (a) Seven percent (7%) of the Hub Location’s Gross Sales on that portion of the Hub Location’s Gross Sales during a calendar year that do not exceed Two Million Dollars ($2,000,000);
          (b) Six and one-half percent (6.5%) of the Hub Location’s Gross Sales on that portion of the Hub Location’s Gross Sales during a calendar year that exceed Two Million Dollars ($2,000,000) but have not exceeded Four Million Dollars ($4,000,000); and
          (c) Six percent (6%) of the Hub Location’s Gross Sales on that portion of the Hub Location’s Gross Sales during a calendar year that exceed Four Million Dollars ($4,000,000).
         (2) Annex Location.
          (a) Seven percent (7%) of each Annex Location’s Gross Sales on that portion of the Annex Location’s Gross Sales during a calendar year that do not exceed Three Hundred Fifty Thousand Dollars ($350,000);
          (b) Six and one-half percent (6.5%) of each Annex Location’s Gross Sales on that portion of the Annex Location’s Gross Sales during a calendar year that exceed Three Hundred Fifty Thousand Dollars ($350,000) but have not exceeded Seven Hundred Thousand Dollars ($700,000); and
          (c) Six percent (6%) of each Annex Location’s Gross Sales on that portion of the Annex Location’s Gross Sales during a calendar year that exceed Seven Hundred Thousand Dollars ($700,000).
The Gross Sales thresholds specified above are not a representation or guarantee of any kind of the volume, sales, income, or profits you might generate from operating the FACILITY. The thresholds are simply the levels of Gross Sales at which we are willing to reduce the Royalty percentages due under this Agreement. The Royalty is not in exchange for any particular products, service, or assistance but instead is solely in consideration of our granting you the Franchise conferred by this Agreement.
     If you fail to open for business your third (3rd) Annex Location within the Territory by the date specified in Subsection 2.D. above or at all, you nevertheless must pay us a Royalty on the Gross Sales that we assume you would have generated from that Annex Location had you opened and operated that Annex Location in compliance with this Agreement (the “Assumed Royalty”). The Assumed Royalty will be equal to the average Royalty that you pay us on account of the operations of your other Annex Locations. The Assumed Royalty is due and payable at the same time and in the same manner as the non-Assumed Royalty described in this Subsection 3.B. Your obligation to pay us the Assumed Royalty shall continue unless and until you commence operating your third (3rd) Annex Location within the Territory or we (or our affiliates) exercise our rights under Subsection 1.F.(2) above and commence operating, or other parties we approve commence operating, a third (3rd) Annex Location within the Territory.

Your failure to pay the Assumed Royalty monthly is a breach of this Agreement for which we may terminate this Agreement under Subsection 14.B.(14) below.
     C. DEFINITION OF “GROSS SALES”.
     As used in this Agreement, the term “Gross Sales” means all revenue that you derive from selling Services and Products and otherwise operating the FACILITY, whether from cash, check, credit and debit card, barter exchange, trade credit, or other credit transactions, including revenue generated from presales, revenue from selling Services and Products to customers who use gift, loyalty, and affinity cards for payment, and your proceeds from business interruption insurance, but (1) excludes all federal, state, and municipal sales, use, or service taxes collected from customers and paid to the appropriate taxing authority, and (2) is reduced by the amount of any documented refunds and credits the FACILITY in good faith gives to customers (if those amounts originally were included in calculating Gross Sales).
     D. LATE FEES AND INTEREST.
     You agree to pay us a late fee for each required payment not made on or before its original due date and for each payment not honored by your financial institution. (You also must reimburse our bank charges arising from your dishonored payments.) The late fee, which is equal to ten percent (10%) of the overdue payment, is not interest or a penalty but compensates us for increased administrative and management costs due to your late payment. In addition, all amounts that you owe us that are more than seven (7) days late will bear interest, accruing as of their original due date, at one and one-half percent (1.5%) per month or the highest commercial contract interest rate the law allows, whichever is less. We may debit your EFTA (defined below) automatically for late fees and interest. You acknowledge that this Subsection is not our agreement to accept any payments after they are due or our commitment to extend credit to, or otherwise finance your operation of, the FACILITY.
     E. APPLICATION OF PAYMENTS.
     Despite any designation you make, we may apply any of your payments to any of your past due indebtedness to us and our affiliates. We may set off any amounts you or your owners owe us or our affiliates against any amounts that we or our affiliates owe you or your owners. You may not withhold payment of any amounts you owe us or our affiliates due to our alleged nonperformance of any of our obligations under this Agreement.
     F. METHOD OF PAYMENT.
     Before your FACILITY commences operation, you agree to sign and deliver to us the documents we require to authorize us to debit your business checking or other account automatically for the Royalty, Fund contributions (defined in Subsection 9.B. below), and other amounts due under this Agreement or in connection with your operation of the FACILITY, including amounts due for your purchases of Products, other items, and services from us, our affiliates and/or unaffiliated vendors (the “Electronic Funds Transfer Account” or “EFTA”). We will debit your EFTA for the Royalty and Fund contributions on or before the fifth (5th) day of each calendar month on account of the previous calendar month’s Gross Sales. We will debit the EFTA for other amounts you owe us, our affiliates and/or unaffiliated vendors on the day we specify. With respect to Product and other purchases, we may require you to submit payment electronically (and to initiate the electronic payment process) before we prepare for shipment and send you the items you have ordered. You agree to deposit funds into the EFTA to cover our withdrawals and to report your Gross Sales as we require.
     If you fail to report the FACILITY’s Gross Sales, we may debit your EFTA for one hundred twenty percent (120%) of the last Royalty and Fund contribution that we debited (together with the late fee and interest noted in Subsection 3.D. above). If the amounts we debit from your EFTA are less than the amounts you actually owe us (once we have determined the FACILITY’s actual Gross Sales), we will debit your EFTA for the balance on the day we specify. If the amounts we debit exceed the amounts you actually owe us, we will credit the excess against the amounts due during the following calendar month.
     Despite the preceding language in this Subsection F, we reserve the right at any time during the Term to debit your required Royalty and Fund contribution, on a transaction-by-transaction basis, directly from customer payments for Classes and other Services to be provided by the FACILITY where we or our designee administers the on-line registration process through KIDVILLE Software, the Franchise System Website, or other Electronic Media and accepts and processes customer payments.
     We may require you to pay any amounts due to us and our affiliates under this Agreement (or otherwise) other than by automatic debit (e.g., by check or wire transfer) whenever we deem appropriate, and you must comply with our payment instructions. While we may, as noted above, debit the EFTA for amounts you owe unaffiliated vendors, we generally intend to do so only if you fail to pay those vendors as and when required.
4. TRAINING AND ASSISTANCE.
     A. TRAINING.
     (1) Initial Training. If this is your first KIDVILLE Facility, an owner of yours who actually has management control of the operation of your FACILITY must, before you commence pre-sales, attend an initial orientation and training session for approximately two (2) weeks at our principal business address or another designated location. (We refer to this owner with management control who attends training as the “Trained Owner.”)
     Before your FACILITY commences operation, we will provide our training program (which is scheduled to run for approximately four (4) weeks) for your Trained Owner (who also may be your Operator) at no additional charge. (Training may be longer or shorter depending on our opinion of the Trained Owner’s experience and needs.) This training, which focuses on our philosophy, System Standards, and the material aspects of operating a KIDVILLE Facility, will take place at a designated training facility of our choice (at our corporate headquarters and/or at an operating KIDVILLE Facility). If your Trained Owner is not also your Operator, your Operator must attend approximately two (2) weeks of training at no additional charge at a designated training facility of our choice (at our corporate headquarters and/or at an operating KIDVILLE Facility). We also will provide up to four (4) days of training at no additional charge for your Early Childhood Development Director and your Director of Birthday Parties. Your Trained Owner, Operator, and directors must satisfactorily complete their respective training regimen and pass applicable operations and proficiency tests. You agree to pay all travel and living expenses, wages, and workers’ compensation insurance that your Trained Owner, Operator, directors, and other employees incur during training. You agree to replace your Operator (if he or she is not also your Trained Owner) and directors if we believe they are not qualified or suitable to hold their positions and to pay our then current fee to train their replacements. Our training program will include a “train the trainer” module so that your senior-level personnel can learn how to train your other employees.
     If we determine that your Trained Owner (whether or not he or she also is your Operator) cannot satisfactorily complete initial training (and he or she, or a replacement, cannot satisfactorily complete a repeat training program), we may terminate this Agreement. Under those circumstances, we will keep one-half (1/2) of the initial franchise fee. We will return the remaining portion of the initial franchise fee if you sign our required form of release of claims.
     Your Trained Owner and Operator may request additional or repeat training at the end of the initial training and orientation programs if they do not feel sufficiently trained in the operation of a KIDVILLE Facility. We and you will jointly determine the duration of any additional training, which is subject to the availability of our personnel. You must pay our then current charges for this additional or repeat training. However, if your Trained Owner and Operator satisfactorily complete our initial training and orientation programs, and have not expressly informed us at the end of those programs that they do not feel sufficiently trained in the operation of a KIDVILLE Facility, then your Trained Owner and Operator will be deemed to have been trained sufficiently to operate a KIDVILLE Facility.
     If this is your first or second KIDVILLE Facility franchise, we will send one or more of our representatives to your Hub Location at our cost for up to one (1) week to assist in the initial stages of the FACILITY’s operation and to help train your employees on-site. We will send our representative(s) to your Hub Location before you begin conducting Classes or during your first semester (i.e., four months) of operation (at our option). We need not send representatives to your Annex Locations (even if this is your first KIDVILLE Facility franchise) or to a third or subsequent Hub Location you develop. If you request, and we agree to provide, additional or special guidance, assistance, or training before you begin conducting Classes or during the first semester, you agree to pay our then applicable charges, including our personnel’s per diem charges (including wages) and travel, hotel, and living expenses.
     Approximately ninety (90) days after the FACILITY commences operation, your Trained Owner and Operator must attend three (3) days of advanced training at a designated training facility of our choice (at our corporate headquarters and/or at an operating KIDVILLE Facility). You must arrange for this advanced training before the ninety (90) day period ends.
     All FACILITY personnel in customer contact positions must be able to speak, read, write, and understand the English language fluently. We have the right to decide whether a person has the required English fluency.
     (2) Ongoing Training. We may require your Trained Owner, Operator, and other employees to attend and complete satisfactorily supplemental training courses that we periodically choose to provide during the Term at the times and locations we designate. We may charge reasonable registration or similar fees for these courses. Besides attending these courses, at least one of your representatives (whom we approve) must attend an annual convention of all KIDVILLE Facility franchisees at a location we designate. We may charge you a convention fee of up to Two Thousand Five Hundred Dollars ($2,500) per person. You also must pay all other costs to attend.
     If you choose to designate a new Operator or to hire new FACILITY directors during the Term, each must satisfactorily complete, within the timeframe we specify, our then current training program. Your trained personnel may provide this training if we previously have certified them to do so. Otherwise, training must be completed at our designated training facility. We may charge reasonable fees for this training. You must pay all travel and living expenses incurred during all training courses and programs. You understand and agree that any specific ongoing training or advice we provide does not create an obligation (whether by course of dealing or otherwise) to continue providing that specific training or advice, all of which we may discontinue and modify from time to time. We may decertify any of your personnel who we reasonably believe do not satisfy our minimum qualifications for the positions they hold, in which case you must hire replacement personnel and arrange for their training.
     B. GENERAL GUIDANCE.
     We may advise you from time to time regarding the FACILITY’s operation based on your reports or our evaluations and inspections and may guide you with respect to:
     (1) standards, specifications, and operating procedures and methods that KIDVILLE Facilities use;
     (2) purchasing required and authorized Operating Assets, Products, and other items and arranging for their distribution to you;
     (3) advertising and marketing materials and programs;
     (4) employee training; and
     (5) administrative, bookkeeping, accounting, and inventory control procedures.

We may guide you in our operations manual (“Operations Manual”); in bulletins or other written materials; by Electronic Media, intranets, and extranets; by telephone consultation; and/or at our office or the FACILITY. If you request, and we agree to provide, additional or special guidance, assistance, or training during the Term, you agree to pay our then applicable charges, including our personnel’s per diem charges (including wages) and travel, hotel, and living expenses. “Electronic Media” means the Internet, the World Wide Web, or any other similar proprietary or common carrier electronic delivery system as well as materials (such as CD ROMs and USB data storage devices) that facilitate the electronic communication of information.
     C. OPERATIONS MANUAL.
     We will provide you single-user access during the Term to our on-line Operations Manual, which may include audio, video, computer software, other Electronic Media, and/or written materials. The Operations Manual contains our System Standards, information on your other obligations under this Agreement, and various recommendations. We may modify the Operations Manual periodically to reflect changes in System Standards. You agree to keep access codes to and other information for the Operations Manual current and in a secure location. No one besides your Trained Owner and Operator may know the access code(s) to the Operations Manual (unless we agree otherwise in writing). We must know the identities of all people with access to the Operations Manual. If there is a dispute over the Operation Manual’s contents, our master version controls. You agree that the Operations Manual’s contents are confidential and that you will not disclose the Operations Manual to any person other than FACILITY employees who need to know its contents to perform their duties. You may not at any time copy, duplicate, record, or otherwise reproduce any part of the Operations Manual (except as we allow for training and operating purposes). If we choose to give you a printed copy of the Operations Manual (although we have no obligation to do so because we currently intend to maintain only an on-line version of the Operations Manual), we may charge you a reasonable fee if you lose the printed copy.
     You must monitor and access the website, intranet, or extranet for any updates to the Operations Manual and System Standards. Any passwords or other digital identifications necessary to access the Operations Manual on a website, intranet, or extranet will be deemed to be a part of Confidential Information (defined in Section 6 below).
     D. DELEGATION OF PERFORMANCE.
     You agree that we have the right to delegate the performance of any portion or all of our obligations under this Agreement to third-party designees, whether these designees are our affiliates, agents, or independent contractors with whom we contract to perform these obligations. If we do so, such third-party designees will be obligated to perform the delegated functions for you in compliance with this Agreement, and we will be responsible if they fail to do so.

5. MARKS.
     A. OWNERSHIP AND GOODWILL OF MARKS.
     Kidville, NY, LLC has licensed the Marks to us to use in franchising, developing, and operating KIDVILLE Facilities. Your right to use the Marks is derived only from this Agreement and is limited to your operating the FACILITY in compliance with this Agreement and all System Standards we prescribe during the Term. Your unauthorized use of the Marks is a breach of this Agreement and infringes our and Kidville, NY, LLC’s rights in the Marks. You acknowledge and agree that your use of the Marks and any goodwill established by that use are exclusively for our and Kidville, NY, LLC’s benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon you (other than the right to operate the FACILITY in compliance with this Agreement). All provisions of this Agreement relating to the Marks apply to any additional proprietary trade and service marks we authorize you to use. You may not at any time during or after the Term contest or assist any other person in contesting the validity, or our and Kidville, NY, LLC’s ownership, of the Marks.
     B. LIMITATIONS ON YOUR USE OF MARKS.
     You agree to use the Marks as the FACILITY’s sole identification, except that you must identify yourself as its independent owner and operator at all Locations in the manner we prescribe. You may not use any Mark (1) as part of any corporate or legal business name, (2) with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos we license to you), (3) in offering or selling any unauthorized services or products, (4) as part of any domain name, homepage, electronic address, or otherwise in connection with Electronic Media (except as provided in Subsection 9.E. of this Agreement), or (5) in any other manner we have not expressly authorized in writing. If we discover your unauthorized use of the Marks, we may require you to destroy all offending items reflecting the unauthorized use (with no reimbursement from us).
     You may not use any Mark in advertising the transfer, sale, or other disposition of the FACILITY or an ownership interest in you without our prior written consent, which we will not unreasonably withhold. You agree to display the Marks prominently as we prescribe at the Locations and on apparel, forms, advertising and marketing, supplies, and other materials we designate. You agree to give the notices of trade and service mark registrations that we specify and to obtain any fictitious or assumed name registrations required under applicable law.
     C. NOTIFICATION OF INFRINGEMENTS AND CLAIMS.
     You agree to notify us immediately of any apparent infringement or challenge to your use of any Mark, or of any person’s claim of any rights in any Mark or any confusingly similar trademark, and not to communicate with any person other than us, Kidville, NY, LLC, and our attorneys, and your attorneys, regarding any infringement, challenge, or claim. We and Kidville, NY, LLC may take the action we deem appropriate (including no action) and control exclusively any litigation, U.S. Patent and Trademark Office proceeding, or other administrative proceeding arising from any infringement, challenge, or claim or otherwise concerning any Mark. You agree to sign any documents and take any other reasonable action that, in the opinion of our and

Kidville, NY, LLC’s attorneys, are necessary or advisable to protect and maintain our and Kidville, NY, LLC’s interests in any litigation or Patent and Trademark Office or other proceeding or otherwise to protect and maintain our and Kidville, NY, LLC’s interests in the Marks. We or Kidville, NY, LLC will reimburse your costs for taking any requested action.
     D. DISCONTINUANCE OF USE OF MARKS.
     If it becomes advisable at any time in our opinion for us and/or you to modify, discontinue using, and/or replace any Mark and/or to use one or more additional, substitute, or replacement trade or service marks together with or instead of any previously designated Mark, you agree to comply with our directions within a reasonable time after we deliver notice to you. We and Kidville, NY, LLC need not reimburse your direct expenses for changing a Location’s signs, for your lost revenue due to any modified or discontinued Mark, or for your expenses in promoting a modified or substitute trademark or service mark.
     Our rights in this Subsection D apply to any and all of the Marks (and any portion of any Mark) that this Agreement authorizes you to use. We may exercise these rights at any time and for any reason, business or otherwise, we think best. You acknowledge both our right to take this action and your obligation to comply with our directions.
     E. INDEMNIFICATION FOR USE OF MARKS.
     We agree to reimburse you for all damages, claims, and expenses that you incur or for which you are liable in any proceeding challenging your right to use any Mark or other Intellectual Property under this Agreement, provided your use has been consistent with this Agreement, the Operations Manual, and System Standards communicated to you and you have timely notified us of, and comply with our directions in responding to, the proceeding. At our option, we and/or Kidville, NY, LLC may defend and control the defense of any proceeding arising from your use of any Mark or other Intellectual Property under this Agreement.
6. CONFIDENTIAL INFORMATION.
     We and Kidville, NY, LLC possess (and will continue to develop and acquire) certain confidential information, some of which constitutes trade secrets under applicable law (the “Confidential Information”), relating to developing and operating KIDVILLE Facilities, including (without limitation):
     (1) site selection criteria for hub and annex locations;
     (2) curriculum and copyrighted Intellectual Property for Classes and other Services;
     (3) training and operations materials and manuals;
     (4) methods, formats, specifications, standards, systems, procedures, sales and marketing techniques, knowledge, and experience used in developing and operating KIDVILLE Facilities;

     (5) marketing and advertising programs and materials for KIDVILLE Facilities;
     (6) knowledge of specifications for and suppliers of Operating Assets, Products, and other items;
     (7) any on-line reservation and processing systems and other computer software or similar technology that is proprietary to us, our affiliates, or the Franchise System, including, without limitation, digital passwords and identifications and any source code of, and data, reports, and other printed materials generated by, the software or similar technology;
     (8) knowledge of the operating results and financial performance of KIDVILLE Facilities other than the FACILITY;
     (9) customer communication and retention programs and data used or generated in connection with those programs;
     (10) the identification and listing of customers of KIDVILLE Facilities, which information we are deemed to own; and
     (11) graphic designs and related intellectual property.
     You acknowledge and agree that you will not acquire any interest in Confidential Information, other than the right to use it as we specify while operating the FACILITY during the Term, and that Confidential Information is proprietary, includes our and Kidville, NY, LLC’s (and, if applicable, our other affiliates’) trade secrets, and is disclosed to you only on the condition that you agree, and you hereby do agree, that you:
     (a) will not use Confidential Information in any other business or capacity;
     (b) will keep confidential each item deemed to be a part of Confidential Information, both during and after the Term (afterward for as long as the item is not generally known in the early childhood development and children’s media/entertainment industries);
     (c) will not make unauthorized copies of any Confidential Information disclosed via Electronic Media or in written or other tangible form;
     (d) will adopt and implement reasonable procedures to prevent unauthorized use or disclosure of Confidential Information, including, without limitation, restricting its disclosure to FACILITY personnel and others and using non-disclosure and non-competition agreements with those having access to Confidential Information. We have the right to regulate the forms of agreements that you use and to be a third party beneficiary of those agreements with independent enforcement rights. You must keep copies of those agreements and send them to us upon request; and

     (e) will not sell, trade, or otherwise profit in any way from the Confidential Information, including customer/membership lists, except as authorized by this Agreement.
     Confidential Information does not include information, knowledge, or know-how that you can demonstrate lawfully came to your attention before we provided it to you directly or indirectly; that, at the time we disclosed it to you, already had lawfully become generally known in the early childhood development and children’s media/entertainment industries through publication or communication by others (without violating an obligation to us or Kidville, NY, LLC); that, after we disclose it to you, lawfully becomes generally known in the early childhood development and children’s media/entertainment industries through publication or communication by others (without violating an obligation to us or Kidville, NY, LLC); or that you independently develop without access to or reliance on our Confidential Information. However, if we include any matter in Confidential Information, anyone who claims that it is not Confidential Information must prove that one of the exclusions provided in this paragraph is satisfied.
     All ideas, concepts, techniques, or materials relating to a KIDVILLE Facility, whether or not protectable intellectual property and whether created by or for you or your owners or employees, must be promptly disclosed to us and will be deemed to be our and Kidville, NY, LLC’s sole and exclusive property, part of the Franchise System, and works made-for-hire for us and Kidville, NY, LLC. To the extent any item does not qualify as a “work made-for-hire” for us and Kidville, NY, LLC, by this paragraph you assign ownership of that item, and all related rights to that item, to us and Kidville, NY, LLC and agree to take whatever action (including signing assignment or other documents) we request to evidence our and Kidville, NY, LLC’s ownership or to help us and Kidville, NY, LLC obtain intellectual property rights in the item.
7. EXCLUSIVE RELATIONSHIP.
     You acknowledge that we have granted you the Franchise in consideration of and reliance upon your agreement to deal exclusively with us in the early childhood development and children’s media/entertainment industries. You therefore agree that, during the Term, neither you, any of your direct or indirect owners, nor any of such owners’ spouses will:
     (a) have any direct or indirect controlling interest as an owner — whether of record, beneficially, or otherwise — in a Competitive Business, wherever located or operating;
     (b) have any direct or indirect non-controlling interest as an owner — whether of record, beneficially, or otherwise — in a Competitive Business, wherever located or operating (except that less than a two percent (2%) equity ownership interest in a Competitive Business whose stock or other forms of ownership interest are publicly traded on a recognized United States stock exchange will not violate this subparagraph);
     (c) perform services as a director, officer, manager, employee, consultant, representative, or agent for a Competitive Business, wherever located or operating;

     (d) recruit or hire any person then employed, or who was employed within the immediately preceding six (6) months, as a director or manager-level employee by us, any of our affiliates, or another KIDVILLE Facility without obtaining the existing or former employer’s prior written permission. If one of our affiliates or franchisees is the affected employer under this subparagraph due to your actions, that affiliate or franchisee will be a third party beneficiary of and may independently enforce this provision. You agree to restrict your own employees, as a condition of their employment with you, from working for another KIDVILLE Facility for at least six (6) months after they leave your employment and to advise them that we contractually prohibit other KIDVILLE Facilities from hiring them for at least six (6) months after they leave your employment (regardless of the reason for their departure). If you engage in these prohibited activities, we also may elect to terminate this Agreement under Section 14.B.;
     (e) divert or attempt to divert any actual or potential business or customer of the FACILITY to a Competitive Business; or
     (f) engage in any other activity that might injure the goodwill of the Marks and Franchise System.
The term “Competitive Business” means (i) any business providing day-care, developmental classes, birthday parties, or creative activities and services for young children; (ii) any business producing music, television programming, motion pictures, merchandising, gaming, or other audio or audiovisual works in the entertainment and/or merchandising industries directly marketed to a baby and/or children audience; or (iii) any business granting franchises or licenses to others to operate the type of business specified in subparagraphs (i) or (ii) (other than a KIDVILLE Facility operated under a franchise agreement with us).
     You agree to obtain similar covenants from the personnel we specify, including officers, directors, and other employees attending our training program or having access to Confidential Information. We have the right to regulate the forms of agreements that you use and to be a third party beneficiary of those agreements with independent enforcement rights. You must keep copies of those agreements and send them to us upon request. In order to give effect to your obligations in this Section 7, you acknowledge and agree that neither you, any of your direct or indirect owners, nor any of such owners’ spouses will seek to violate this Section 7 directly or through any other person (as defined in Subsection 17.K.) with whom you or any of the other restricted parties are acting in concert or participating in connection with the prohibited activities and that we may enforce the restrictions in this Section 7 by taking action against you, the other restricted parties, and all other persons with whom you are acting in concert or participating in connection with the prohibited activities.
8. SYSTEM STANDARDS.
     A. COMPLIANCE WITH SYSTEM STANDARDS.
     You acknowledge and agree that operating and maintaining the FACILITY in compliance with System Standards are essential to preserve the goodwill of the Marks and all KIDVILLE Facilities. Therefore, you agree at all times to operate and maintain the FACILITY in compliance with all System Standards, as we periodically issue, modify, and supplement them, even if you believe that a System Standard, as originally issued or subsequently modified, is not in the Franchise System’s or the FACILITY’s best interests. Although we retain the right to establish and periodically modify System Standards that you have agreed to maintain, you retain the right to control, and responsibility for, the FACILITY’s day-to-day management and operation and implementing and maintaining System Standards at the FACILITY.
     System Standards may regulate any one or more of the following:
     (1) design, layout, decor, appearance, and lighting of the Locations; periodic maintenance, cleaning, and sanitation; periodic remodeling, painting, and decorating; replacing obsolete or worn-out leasehold improvements and Operating Assets; and using interior and exterior signs, emblems, lettering, and logos.
     (If at any time the appearance or condition of any Location or the Operating Assets does not meet our standards, we will notify you and identify the action that you must take to correct the deficiency. If you fail to correct the deficiency within thirty (30) days after we deliver notice, we may enter the Location and take the required action for you, in which case you must immediately reimburse all of our costs.);
     (2) types, models, and brands of required Operating Assets, Products, and other items and minimum standards and specifications that you must satisfy;
     (3) required and/or authorized Services and Products and unauthorized and prohibited services and products. We always have the right to approve or disapprove in advance all Services and Products offered, provided, and sold by the FACILITY and may add various Classes to and/or remove various Classes from the scope of authorized Services. We may withdraw our approval of previously authorized Services and Products;
     (4) designated and approved suppliers of Operating Assets, source material for certain Classes, Products, and other items and services. In the case of Products bearing the Marks, source material for certain Classes, certain marketing and public relations services, and KIDVILLE Software, suppliers will be limited to us, our affiliates, and/or other specified exclusive sources, and you must acquire such Products, source material, marketing and public relations services, and KIDVILLE Software during the Term only from us, our affiliates, and/or the other specified exclusive sources at the prices that we or they decide to charge. (We restrict your sources of these items and services in order to protect trade secrets and other intellectual property rights, assure quality, assure a reliable supply of Products that meet our standards, achieve better terms of purchase and delivery service, control usage of the Marks by third parties, and monitor the manufacture, packaging, processing, and sale of such items.)
     In the case of Operating Assets, services other than certain marketing and public relations services, and items other than KIDVILLE® branded Products, KIDVILLE Software, and source material for certain Classes, suppliers may at our option be limited to us, our affiliates, and/or other specified exclusive sources, in which case you must (at our direction) acquire such Operating Assets, other items, and services (including KIDVILLE® membership card services, loyalty and affinity program services, “mystery” and “secret” shopper services, and consumer satisfaction survey processes) during the Term only from us, our affiliates, and/or the other specified exclusive sources at the prices that we or they decide to charge. We have the absolute right to limit the suppliers with whom you may deal;
     (5) supply and supplier approval procedures and criteria for items and services that you need to operate your FACILITY but that we allow you to obtain from sources other than us, our affiliates, and/or other specified exclusive sources. If you want to buy for use in operating the FACILITY any product brand, supply, or service that we have not yet approved as meeting our minimum specifications and standards, or to purchase any item or service from a supplier that we have not yet approved or designated, you first must notify us and, at our request, submit samples and any other information we require to determine whether the item, service, or supplier meets our standards and specifications. We may charge you or the supplier a reasonable fee for the inspection and evaluation. We need not approve your request and do not intend to do so if we already have designated specific items, services, and/or suppliers or otherwise have imposed restrictions on the supply system. We also have the right to re-inspect any supplier’s products, services, and facilities and to revoke our approval of any item, service, or supplier;
     (6) terms and conditions of the sale and delivery of, and terms and methods of payment for, Products and other items and services that you obtain from us and affiliated and unaffiliated suppliers. This includes our and our affiliates’ right to establish an electronic product ordering system and to require your payment via electronic means before we prepare for shipment and send you Products and other items you have ordered. We and our affiliates have the right not to sell you any Products or other items and not to provide you with services, or to do so (if we have not established or are not then operating an advanced electronic payment system) only on a “cash-on-delivery” or other basis, if you are in default under any agreement with us or our affiliates (and have been notified of that default in writing but have failed to cure that default within the required timeframe, if applicable). You may not use any unapproved products as replacements;
     (7) our and our affiliates’ right (without liability) to consult with your suppliers about the status of your account with them and to advise those suppliers and others with whom you, we, our affiliates, and other franchisees deal that you are in default under any agreement with us or our affiliates (but only if we have notified you of that default in writing and you have failed to cure that default within the required timeframe, if applicable);
     (8) our and our affiliates’ right to receive payments from suppliers on account of their actual or prospective dealings with us, you, and other franchisees and to use all amounts we and our affiliates receive without restriction for any purposes we and our affiliates deem appropriate (unless we and our affiliates agree otherwise with the supplier);

     (9) your obligation to advise us of (and update) the sales tax rates in your Territory so that we (or a designated vendor) can ensure that the proper sales tax is added to the price for Services paid by customers through the KIDVILLE Software, the Franchise System Website, or other Electronic Media, and your obligation to pay sales taxes directly, or to reimburse us for sales taxes and penalties that we (or the designated vendor) may choose or be obligated to pay, if you fail to advise us of the proper rates;
     (10) the FACILITY’s use of photo-identification membership check-in and other security-related systems to maximize the protection of families using the FACILITY;
     (11) sales, marketing, advertising, and promotional programs and materials and media used in these programs. You must participate in, and comply with the requirements of, any special promotional programs we implement;
     (12) use and display of the Marks at the Locations and on apparel, forms, and other materials;
     (13) honoring KIDVILLE® membership, loyalty, and affinity cards that we or our designee(s) issue and administering loyalty, affinity, and similar programs. You must participate in, and comply with the requirements of, our membership, loyalty, affinity, and similar programs (including our issuing and honoring procedures and giving us all customer-specific information that you receive or generate from operating the FACILITY, which customer-specific information we will be deemed to own);
     (14) staffing levels for the FACILITY and at each Location, including personnel responsible for inspecting all Locations to ensure that they operate in compliance with System Standards; identifying the FACILITY’s personnel; and employee qualifications, training, dress, and appearance (although you have sole responsibility and authority for, among other things, employee selection and promotion, hours worked, rates of pay and other benefits, work assigned, and working conditions);
     (15) days and hours of operation (including your obligation to operate the FACILITY every day of the week except as we otherwise allow);
     (16) use of proprietary software and the Franchise System Website, intranets, and extranets;
     (17) participation at your own expense in our market research and testing and product and service development programs;
     (18) complying with our customer complaint resolution procedures, refund policies, and commitment to a 100% customer satisfaction policy and reimbursing us promptly if we choose to resolve a customer complaint because you fail to do so as or when we require;

     (19) participating as we require (including by paying any required dues and expenses) in any franchisee advisory or other councils we establish for the Franchise System;
     (20) accepting credit and debit cards, other payment systems, and check verification services;
     (21) paying public performance rights fees, publishing royalties, and ASCAP and similar license fees, in the manner and to the parties we designate (including us, our affiliates, and unaffiliated third parties), for copyrighted music or other intellectual property used in Classes or otherwise while operating the FACILITY;
     (22) bookkeeping, accounting, data processing, and recordkeeping systems and forms; formats, content, and frequency of reports to us of sales, revenue, financial performance, and condition; and giving us copies of tax returns and other operating and financial information for the FACILITY;
     (23) types, amounts, terms, and conditions of insurance coverage required for the FACILITY; our and our affiliates’ protection and rights under insurance policies as additional named insureds; required and impermissible insurance contract provisions; assignment of policy rights to us; periodic verification of insurance coverage; our right to obtain insurance coverage for the FACILITY at your expense if you fail to do so; our right to defend claims; and similar matters relating to insured and uninsured claims;
     (24) to the extent allowed by applicable law, the prices for Products and Services sold by the FACILITY, including your required participation in Franchise System-wide discount programs;
     (25) complying with applicable laws, including those regulating presales and relating to the obligation of parents/caregivers to remain at the FACILITY while their children are attending Classes; obtaining required licenses, permits, and certifications; adhering to good business practices; observing high standards of honesty, integrity, fair dealing, and ethical business conduct in all dealings with customers, government officials, suppliers, and us; and notifying us if any action, suit, or proceeding is commenced against you or the FACILITY or if you receive any report, citation, or notice regarding the FACILITY’s failure to comply with any licensing, health, cleanliness, or safety standard; and
     (26) any other aspects of operating and maintaining the FACILITY that we determine to be useful to preserve or enhance the efficient operation, image, or goodwill of the Marks and KIDVILLE Facilities.
     You agree that System Standards we prescribe in the Operations Manual, or otherwise communicate to you in writing or another tangible form (for example, via Franchise System Website, intranet, or extranet), are part of this Agreement as if fully set forth within its text. All references to this Agreement include all System Standards as periodically modified.

     B. MODIFICATION OF SYSTEM STANDARDS.
     We periodically may modify System Standards, which may accommodate regional or local variations, and these modifications may obligate you to invest additional capital in the FACILITY and/or incur higher operating costs. You agree to implement any changes in System Standards within the time period we request, whether they involve refurbishing or remodeling the Locations or any other aspect of the FACILITY, buying new Operating Assets, adding new Services and Products, or otherwise modifying the nature of your operations, as if they were part of this Agreement as of the Effective Date. However, (1) except for changes in the Computer System, signage, and logo (the amounts for which are not limited), (2) except for expenditures required by your Leases or applicable law, and (3) except with respect to capital modifications in connection with your acquisition of a successor franchise (as provided in Subsection 13.A.(1) below), we will not obligate you to make any capital modifications more than two (2) times during the Term and you will have up to six (6) months to make capital modifications that cost over Fifty Thousand Dollars ($50,000).
9. MARKETING.
     A. MARKET INTRODUCTION.
     You must conduct a market introduction program for each Location in compliance with our guidelines beginning one (1) month before and continuing until four (4) months after each Location commences operation. You must spend Thirty-Five Thousand Dollars ($35,000) to promote the Hub Location and Two Thousand Five Hundred Dollars ($2,500) to promote each Annex Location. We will help you develop the market introduction program for each Location.
     B. BRAND FUND.
     Recognizing the value of advertising and marketing to the goodwill and public image of KIDVILLE Facilities, we have established a brand fund (the “Fund”) for the advertising, marketing, customer relationship management (“CRM”), and public relations programs and materials and brand building and protection activities we deem appropriate to protect and enhance the KIDVILLE® brand. You agree to contribute to the Fund the monthly amounts that we prescribe from time to time, payable at the same time and in the same manner as the Royalty. KIDVILLE Facilities that we and our affiliates own and operate will contribute to the Fund on the same percentage basis as franchisees with respect to the same Services and Products as those on which franchisees base their Fund contributions. (In other words, we and our affiliates have no obligation to make Fund contributions on revenue generated from our other business activities, including, but not limited to, television and other productions and music licensing.) Your Fund contributions will be as follows as of the Effective Date:
     (1) Up to three and one-half percent (3.5%) of the Hub Location’s Gross Sales during the preceding calendar month; and
     (2) Up to three percent (3%) of each Annex Location’s Gross Sales during the preceding calendar month.

However, we may increase your Fund contribution if a simple majority (i.e., in excess of 50%) of the combination of all KIDVILLE Facility franchisees and we and our affiliates vote to increase the contribution above the levels specified in subparagraphs (1) and (2) above. Each franchisee, and we and our affiliates, will have one vote for each hub location operated.
     We will direct all activities that the Fund finances, with sole control over the creative concepts, graphics, materials, communication media, and endorsements used and their geographic, market, and media placement and allocation. The Fund may pay for preparing and producing video, audio, and written materials and Electronic Media, including designing and developing Program Guides (which we may print and mail at your cost); developing, implementing, operating, and maintaining a Franchise System Website, intranet, extranet and/or related strategies; administering national, regional, multi-regional, and local marketing and advertising programs, including, without limitation, purchasing media advertising, conducting direct mail and other direct marketing campaigns, doing on-line Internet advertising and marketing, conducting research and other marketing tactics as appropriate, and using advertising, promotion, CRM, marketing, and research agencies and other advisors to provide assistance; supporting public relations, market research, customer satisfaction surveys, and other advertising, promotion, CRM, marketing, and research activities, including hiring affiliated public relations and other agencies to provide all public relations and similar services for the Franchise System and your FACILITY; paying dues for membership and participation in franchising and industry associations; paying celebrities and other public figures for endorsing and supporting KIDVILLE Facilities; hiring vendors of “mystery shop” services; paying third party vendors to customize advertising, promotion, CRM, and marketing materials for local use by franchisees; and engaging in other brand and design enhancement activities. The Fund periodically will give you samples of advertising, marketing, CRM, and promotional formats and materials at no cost. We or the Fund will sell you multiple copies of these materials at the direct cost of producing them, plus any related shipping, handling, and storage charges.
     We will account for the Fund separately from our other monies and not use the Fund for any of our general operating expenses. However, we may use the Fund to pay the reasonable salaries and benefits of personnel who manage and administer the Fund; the Fund’s other administrative costs; travel expenses of personnel while they are on Fund business; meeting costs; overhead relating to Fund business; and other expenses that we incur in activities reasonably related to administering and directing the Fund and its programs, including, without limitation, conducting market research, public relations, preparing advertising, promotion, CRM, and marketing materials, and collecting and accounting for Fund contributions.
     The Fund will not be our asset. Although the Fund is not a trust, we will hold all Fund contributions for the benefit of the contributors and use contributions for the purposes described in this Subsection. We do not owe any fiduciary obligation to you for administering the Fund or any other reason. The Fund may spend in any fiscal year more or less than the total Fund contributions in that year, borrow from us or others (paying reasonable interest) to cover deficits, or invest any surplus for future use. We will use all interest earned on Fund contributions to pay costs before using the Fund’s other assets.
     We will prepare an annual, unaudited statement of Fund collections and expenses and give you a copy of the statement upon written request. We may have the Fund audited annually,

at the Fund’s expense, by an independent certified public accountant we select. We may incorporate the Fund or operate it through a separate entity whenever we deem appropriate. The successor entity will have all of the rights and duties specified in this Subsection.
     We intend the Fund to maximize recognition of the Marks, enhance system protection of the Marks, and increase patronage of KIDVILLE Facilities. Although we will try to use the Fund to develop advertising, CRM, and marketing materials and programs, and to execute advertising, CRM, marketing, and research activities, that will benefit all KIDVILLE Facilities, we need not ensure that Fund expenditures in or affecting any geographic area are proportionate or equivalent to Fund contributions by KIDVILLE Facilities operating in that geographic area or that any KIDVILLE Facility benefits directly or in proportion to its Fund contributions from the development of advertising, CRM, and marketing materials or the execution of advertising, CRM, marketing, and research activities. The Fund will not be used principally to develop materials and programs to solicit franchisees. However, media, materials, and programs, including the Franchise System Website, prepared using Fund contributions may describe our franchise program, reference the availability of franchises and related information, and process franchise leads.
     We have the right, but no obligation, to use collection agents and institute legal proceedings at the Fund’s expense to collect Fund contributions. We also may forgive, waive, settle, and compromise all claims by or against the Fund. Except as expressly provided in this Subsection, we assume no direct or indirect liability or obligation to you for collecting amounts due to, maintaining, directing, or administering the Fund.
     We may at any time defer or reduce contributions of a KIDVILLE Facility franchisee and, upon thirty (30) days’ prior written notice to you, reduce or suspend Fund contributions and operations for one or more periods of any length and terminate (and, if terminated, reinstate) the Fund. If we terminate the Fund, we will at our option expend all remaining Fund monies on permitted activities or distribute all unspent monies to our franchisees, and to us and our affiliates, in proportion to their, and our, respective Fund contributions during the preceding twelve (12) month period.
     If you fail to open for business your third (3rd) Annex Location within the Territory by the date specified in Subsection 2.D. above or at all, you nevertheless must pay us a Fund contribution on the Gross Sales that we assume you would have generated from that Annex Location had you opened and operated that Annex Location in compliance with this Agreement (the “Assumed Fund Contribution”). The Assumed Fund Contribution will be equal to the average Fund contribution that you pay us on account of the operations of your other Annex Locations. The Assumed Fund Contribution is due and payable at the same time and in the same manner as the non-Assumed Fund Contribution described in this Subsection 9.B. Your obligation to pay us the Assumed Fund Contribution shall continue unless and until you commence operating your third (3rd) Annex Location within the Territory or we (or our affiliates) exercise our rights under Subsection 1.F.(2) above and commence operating, or other parties we approve commence operating, a third (3rd) Annex Location within the Territory. Your failure to pay the Assumed Fund Contribution monthly is a breach of this Agreement for which we may terminate this Agreement under Subsection 14.B.(14) below.

     C. YOUR LOCAL MARKETING.
     In addition to your Fund contribution obligation under Subsection 9.B. above, you must spend each year during the Term, in the manner we approve, at least two percent (2%) of the Hub Location’s Gross Sales, and at least two and one-half percent (2.5%) of each Annex Location’s Gross Sales, during the previous year to market and promote your FACILITY locally. You agree to consult with us each year, as often as we deem reasonably necessary, to devise and implement a local marketing plan for your FACILITY for that year and subsequent years of the Term. (We and you will devise and implement a separate local marketing plan for your FACILITY’s first year of operation because there will not yet have been any Gross Sales.) At our request, you must send us, in the manner we prescribe (including with receipts), an accounting of your expenditures for advertising, marketing, and promotion for the period we specify. We may require you to purchase from us, our affiliates and/or unaffiliated vendors advertising, marketing, and CRM materials, catalogs, brochures, and flyers. We may require you to access third party websites for such approved materials and to customize those materials for the FACILITY. During the Term, we may designate which expenditures will, or will not, count toward your required advertising expenditures under this Subsection 9.C. For example, your costs of purchasing and mailing (through our designated mailing house) KIDVILLE® Program Guides to circulate within and outside the Territory, and your costs of acquiring mailing lists (which we may require you to obtain from or through us) are excluded from the minimum percentages specified above.
     Your local advertising, marketing, and promotion must follow our guidelines. All advertising, marketing and promotional materials that you develop for your FACILITY must contain notices of the Franchise System Website’s domain name in the manner we designate. Except as described below in connection with the Franchise System Website, you may not develop, maintain, provide mutual links to, or authorize any website that mentions or describes you or the FACILITY or displays any of the Marks. You agree that your advertising, promotion, CRM, research, and marketing will be completely clear, factual, and not misleading and conform to both the highest standards of ethical advertising and marketing and the advertising and marketing policies that we prescribe from time to time.
     Before you use them, you must send us or our designated agency for approval samples of all advertising, promotional, and marketing materials, and copies of all mailing lists, that we have not prepared or approved within the previous one (1) year period or, in the case of mailing lists, have not acquired for you. If you do not receive written approval within ten (10) days after we or our designated agency receives the materials and mailing lists, they are deemed to be disapproved. You may not use any advertising, promotional, CRM, research, or marketing materials, or mailing lists, that we have not approved or have disapproved and must cease using any materials that we previously approved within thirty (30) days after our delivery of notice that those materials no longer may be used. We have the right to control all of your public relations activities.
     We have the right to audit any local marketing and advertising you conduct for the FACILITY to confirm your compliance with this Subsection. If you fail to comply with these obligations, we may require you to pay the required percentage of the FACILITY’s Gross Sales to us. We may determine how best to spend that amount, including, but not limited to, depositing it into the Fund.
     D. AREA BRAND COOPERATIVE.
     If your Territory is part of a larger geographic area encompassing other franchised territories (and/or KIDVILLE Facilities owned by us and our affiliates) and we believe that collaborative brand building activities among all franchisees (and us and our affiliates) in that area would be appropriate to promote KIDVILLE Facilities, you agree at our request and with our advice and reasonable assistance to form a cooperative or collaborative brand building association (an “Area Cooperative”) with other franchisees and us and/or our affiliates for the purpose of collectively advertising, marketing, and promoting KIDVILLE Facilities in that geographic area. Each Area Cooperative will be organized and governed in a form and manner that we determine, operate pursuant to the agreements, bylaws, and other documents that we may prepare, and begin operating on a date that we specify. The Area Cooperative’s members will include all KIDVILLE Facilities operating in that area. If an Area Cooperative has been established as of this Agreement’s Effective Date for the geographic area in which the Territory is encompassed, you automatically will become a member of that Area Cooperative when you sign this Agreement (although the contributions below will not begin until you commence operation).
     If an Area Cooperative is or has been established, you agree (a) to join, participate in, and actively support the Area Cooperative in compliance with its governing documents, and (b) to contribute a specified percentage of your monthly Gross Sales to the Area Cooperative. We may require you to contribute to the Area Cooperative the full amount we require you to spend under Subsection 9.C. above. That contribution will be credited toward your required marketing expenditures under Subsection 9.C. above (but not toward any required Fund contribution under Subsection 9.B. above).
     In addition to this Area Cooperative contribution, if a simple majority (i.e., in excess of 50%) of the combination of all KIDVILLE Facility franchisees, and us and our affiliates, operating Locations within the Area Cooperative’s particular geographic area vote to spend additional monies for special advertising, marketing, and/or promotion activities in the Area Cooperative’s area, you must contribute the amount specified for your FACILITY. Each franchisee, and we and our affiliates, will have one (1) vote for each hub location operated. You may not be obligated to contribute to more than two (2) special programs during a calendar year.
     If the Area Cooperative’s members cannot agree on any aspect of the Area Cooperative’s formation, administration, or operation, and the disagreement continues for twenty (20) days after written notice to us that a disagreement exists, we have the authority to resolve the matter. Our decision will be final and binding on all members of the Area Cooperative. In any event, we may, whenever we deem best, control the formation, organization, operation, expenditures, and all other aspects of the Area Cooperative.
     You agree to send us and the Area Cooperative any reports that we require, including, but not limited to, information to confirm your compliance with your minimum contribution obligations. The Area Cooperative will operate only for the purpose of advertising, marketing, and promoting KIDVILLE Facilities in the Area Cooperative’s area. The Area Cooperative and its members may not use any advertising, marketing, CRM, research, or promotional plans or materials without our prior written consent, and all activities must comply with our guidelines.
     E. FRANCHISE SYSTEM WEBSITE.
     We and our affiliates may establish one or more websites (1) to advertise, market, and promote KIDVILLE Facilities, Services and Products and/or the KIDVILLE Facility franchise opportunity, (2) to create, maintain, update, and administer on-line KIDVILLE® membership/customer lists, (3) to schedule and reserve participation in KIDVILLE Classes, (4) through which to operate on-line Product ordering and other fulfillment systems, (5) to process payments for Services and Products (from which we may immediately debit the Royalty and Fund contribution), and (6) for any other purposes we determine are appropriate or necessary for the Franchise System (each a “Franchise System Website”). If we establish a Franchise System Website, we may provide you with a separate webpage that references the FACILITY and/or otherwise allow you to participate in the Franchise System Website. You must give us the information and materials we request to develop, update, and modify your webpage or otherwise necessary to enable you to participate in the Franchise System Website. By providing the information and materials to us, you represent that they are accurate and not misleading and do not infringe any third party’s rights. We will own all intellectual property and other rights in the Franchise System Website, your webpage (if any), and all information they contain (including, without limitation, the log of “hits” by visitors and any personal or business data that customers supply).
     We will maintain, and may use the Fund’s assets to develop, maintain, operate, update, and market, the Franchise System Website, including your webpage (if any). We will update the information on your webpage, if any, or add information that we approve as frequently as we deem appropriate. You must notify us whenever any information on your webpage changes or is not accurate. We have final approval rights over all information on the Franchise System Website, including your webpage (if any). We may implement and periodically modify System Standards relating to the Franchise System Website.
     We will maintain your webpage, if any, on the Franchise System Website and/or otherwise allow you to participate in the Franchise System Website only while you are in substantial compliance with this Agreement and all System Standards (including, without limitation, those relating to the Franchise System Website). If you are in material default of any obligation under this Agreement or System Standards, then we may, in addition to our other remedies, temporarily suspend your participation in the Franchise System Website until you fully cure the default. We will permanently terminate your access to and participation in the Franchise System Website upon this Agreement’s expiration or termination.
     All advertising, marketing, and promotional materials that you develop for the FACILITY must contain notices of the Franchise System Website’s domain name(s) in the manner we designate. You may not develop, maintain, link to, or authorize any other website that mentions or describes you or the FACILITY or displays any of the Marks.

10. RECORDS, REPORTS, AND FINANCIAL STATEMENTS.
     You agree to establish and maintain at your own expense a bookkeeping, accounting, and recordkeeping system conforming to the requirements and formats we prescribe from time to time. You must use a Computer System to maintain sales data and other information and to generate the reports we require. You agree to give us in the manner and format we prescribe from time to time:
     (a) on or before the fifth (5th) day of each calendar month, a report on the FACILITY’s Gross Sales during the preceding calendar month, broken down by Hub Location and Annex Locations;
     (b) within twenty (20) days after the end of each calendar month, the operating statements, unaudited financial statements, statistical reports, customer lists, and other information we request regarding you and the FACILITY covering the previous calendar month and the calendar year-to-date. This includes any customer-specific information that you receive or generate from operating the FACILITY. We may use that customer-specific information for any business purposes we desire and will be deemed to own all such customer-specific information;
     (c) within sixty (60) days after the end of the FACILITY’s fiscal year, annual profit and loss and source and use of funds statements and a balance sheet for the FACILITY as of the end of that fiscal year (all unaudited); and
     (d) within fifteen (15) days after our request, exact copies of federal and state income tax returns, sales tax returns, purchase records, and any other forms, records, books, and other information we periodically require relating to the FACILITY and the Franchise.
You agree to verify and sign each report and financial statement in the manner we prescribe. We may disclose data derived from these reports. We also may, as often as we deem appropriate (including on a daily, continuous basis), access the Computer System and retrieve all information relating to the FACILITY’s operation.
     You agree to preserve and maintain all records in a secure location at the Hub Location during the Term and for at least five (5) years after their preparation (or longer if required by law), including, but not limited to, purchase orders, invoices, payroll records, check stubs, sales tax records and returns, cash receipts and disbursement journals, and general ledgers. We may require you to have audited financial statements prepared annually during the remaining portion of the Term if (i) we ever send you formal notice of default regarding your failure to comply with your reporting or payment obligations, (ii) you understate the FACILITY’s Gross Sales three (3) times or more over an eighteen (18) month period by more than two percent (2%) on each occasion (whether or not we send you formal notice of default), or (iii) you understate the FACILITY’s Gross Sales by more than five percent (5%) on any one occasion (whether or not we send you formal notice of default).

11. INSPECTIONS AND AUDITS.
     A. OUR RIGHT TO INSPECT THE LOCATIONS.
     To determine whether you and the FACILITY are complying with this Agreement and all System Standards, we and our designated agents and representatives (including “mystery” or “secret” shoppers) may at all times and without prior notice to you:
     (1) inspect the Locations;
     (2) photograph the Locations and observe and videotape each Location’s operation for consecutive or intermittent periods we deem necessary;
     (3) remove samples of any Products and supplies;
     (4) interview the FACILITY’s personnel and customers; and
     (5) inspect and copy any books, records, and documents relating to the FACILITY’s operation.
You agree to cooperate fully with us and our agents and representatives in any such activities. If we exercise any of these rights, we will not interfere unreasonably with the FACILITY’s operation. You agree to present to your members and customers the evaluation forms that we periodically prescribe and to participate and/or request that your members and customers participate in any surveys performed by or for us. We agree to provide you with the results of such surveys.
     B. OUR RIGHT TO AUDIT.
     We may at any time during your business hours, and without prior notice to you, examine your and the FACILITY’s business, bookkeeping, and accounting records, sales and income tax records and returns, and other records. You agree to cooperate fully with our representatives and independent accountants in any examination. We may require you to send records off-site for our review away from your Locations. If any examination discloses an understatement of the FACILITY’s Gross Sales, you agree to pay us, within fifteen (15) days after receiving the examination report, the Royalty and Fund contributions due on the amount of the understatement, our late fee, and interest on the understated amounts from the date originally due until the date of payment. Furthermore, if an examination is necessary due to your failure to furnish reports, supporting records, or other information as required, or to furnish these items on a timely basis, or if our examination reveals a Royalty or Fund contribution understatement exceeding two percent (2%) of the amount that you actually reported to us for the period examined, you agree to reimburse our costs for the examination, including, without limitation, the charges of attorneys and independent accountants and the travel expenses, room and board, and compensation of our employees. These remedies are in addition to our other remedies and rights under this Agreement and applicable law.

12. TRANSFER.
     A. BY US.
     You acknowledge that we maintain a staff to manage and operate the Franchise System and that staff members can change as employees come and go. You represent that you have not signed this Agreement in reliance on any particular owner, director, officer, or employee remaining with us in that capacity. We may change our ownership or form and/or assign this Agreement and any other agreement to a third party without restriction. After our assignment of this Agreement to a third party who expressly assumes the obligations under this Agreement, we no longer will have any performance or other obligations under this Agreement. Such an assignment shall constitute a release and novation with respect to this Agreement, and the new owner-assignee shall be liable to you as if it had been an original party to this Agreement.
     B. BY YOU.
     You understand and acknowledge that the rights and duties this Agreement creates are personal to you (and your owners) and that we have granted you the Franchise in reliance upon our perceptions of your (and your owners’) collective character, skill, aptitude, attitude, business ability, and financial capacity. Accordingly, neither this Agreement (or any interest in this Agreement), the FACILITY or substantially all of its assets, a controlling ownership interest in you, a controlling ownership interest in an Entity that owns a controlling ownership interest in you, nor actual management control of the FACILITY’s operation may be transferred without our prior written approval, which we will not unreasonably withhold if the transfer conditions contained in this Section 12 are satisfied. A transfer of the FACILITY’s ownership, possession, or management control, or substantially all of its assets, may be made only with a transfer of this Agreement. Because the FACILITY, as a definitional matter, encompasses both the Hub Location and all Annex Locations, you may not separately transfer the Hub Location or Annex Locations. Any transfer of the FACILITY must include all assets of the Hub Location and all Annex Locations. Any transfer without our required approval is a breach of this Agreement and has no effect, meaning that you (and your owners) will continue to be obligated to us for all of your obligations under this Agreement.
     In this Agreement, the term “transfer” includes a voluntary, involuntary, direct, or indirect assignment, sale, gift, or other disposition of any interest in:
     (1) this Agreement;
     (2) you;
     (3) the FACILITY or substantially all of its assets or its management control; or
     (4) your owners (if they are Entities).
An assignment, sale, gift, or other disposition includes the following events:

     (a) transfer of ownership of capital stock, a partnership or membership interest, or another form of ownership interest;
     (b) merger or consolidation or issuance of additional securities or other forms of ownership interest;
     (c) any sale of a security convertible to an ownership interest;
     (d) transfer of an interest in you, this Agreement, the FACILITY or substantially all of its assets, or your owners in a divorce, insolvency, or Entity dissolution proceeding or otherwise by operation of law;
     (e) if one of your owners, or an owner of one of your owners, dies, a transfer of an interest in you, this Agreement, the FACILITY or substantially all of its assets, or your owner by will, declaration of or transfer in trust, or under the laws of intestate succession; or
     (f) pledge of this Agreement (to someone other than us) or of an ownership interest in you or your owners as security, foreclosure upon the FACILITY, or your transfer, surrender, or loss of the FACILITY’s possession, control, or management. You may grant a security interest (including a purchase money security interest) in the FACILITY’s assets (not including this Agreement) to a lender that finances your acquisition, development, and/or operation of the FACILITY without having to obtain our prior written approval. You may not pledge this Agreement (to someone other than us) or a controlling ownership interest in you or your owners as security unless, as a condition of that pledge, the pledgee agrees that it will not exercise its secured party rights without first satisfying any conditions we reasonably impose at that time to ensure the continued operation of the FACILITY in compliance with this Agreement and all System Standards and that there will be no violation of any material provision of this Agreement, including, but not limited to, Section 7 above.
     C. CONDITIONS FOR APPROVAL OF TRANSFER.
     If you (and your owners) are in substantial compliance with this Agreement, then, subject to the other provisions of this Section 12, we will approve a transfer that meets all of the requirements in this Subsection. Except as provided in Subsection 12.H. below, you need not obtain our approval of a transfer of a non-controlling ownership interest in you or your owners (determined as of the date on which the proposed transfer will occur), unless the owner of the non-controlling ownership interest proposed to be transferred possesses actual management control of the FACILITY’s operation (in which case the conditions specified below will apply). However, any new owner of the non-controlling ownership interest must sign our form of Non-Monetary Guaranty and Assumption of Obligations, committing to comply with certain specified non-monetary obligations in this Agreement. If the new owner of the non-controlling ownership interest (i) fails for any reason to sign the Non-Monetary Guaranty and Assumption of Obligations, or (ii) would be deemed to be in violation of the Non-Monetary Guaranty and Assumption of Obligations immediately upon its signing because of certain activities in which the new owner then engages or has engaged, or (iii) has engaged in any dishonest, unethical, immoral, or similar conduct as a result of which his or her association with you and the FACILITY could, in our reasonable opinion, have a material adverse effect on the goodwill associated with the Marks, the proposed transfer to the new owner may not be completed despite anything to the contrary contained in this Section 12.
     If the proposed transfer is of this Agreement or a controlling ownership interest in you or in an Entity that owns a controlling ownership interest in you, or is one of a series of transfers (regardless of the time period over which these transfers take place) that in the aggregate transfer this Agreement or a controlling ownership interest in you or in an Entity that owns a controlling ownership interest in you, then all of the following conditions must be met before or concurrently with the proposed transfer’s effective date:
     (1) the transferee has the necessary business experience, aptitude, and financial resources to operate the FACILITY;
     (2) you have paid all Royalties, Fund contributions, and other amounts owed to us, our affiliates, and third party vendors; have submitted all required reports and statements; and have not violated any material provision of this Agreement, the Leases, or any other agreement with us during both the sixty (60) day period before you requested our consent to the transfer and the period between your request and the transfer’s proposed effective date;
     (3) neither the transferee nor its owners or affiliates have an ownership interest (direct or indirect) in or perform services for a Competitive Business, wherever located or operating;
     (4) the transferee’s trained owner and operator (if different from your Trained Owner and Operator) satisfactorily complete required training within the timeframe we specify;
     (5) your landlord allows you to transfer the Leases or sublease each Location to the transferee for the expected franchise term;
     (6) the transferee shall (if the transfer is of this Agreement), or you shall (if the transfer is of a controlling ownership interest in you or in an Entity that owns a controlling ownership interest in you), sign our then current form of franchise agreement and related documents (“related documents” include the Guaranty and Assumption of Obligations and Non-Monetary Guaranty and Assumption of Obligations that the transferee’s principal and other owners must sign), any and all of the provisions of which, including the Territory definition and the Royalty and Fund contributions, may differ materially from any and all of those contained in this Agreement, provided, however, the term of the new franchise agreement signed will be equal to the initial term of KIDVILLE Facility franchises we then are granting;
     (7) you or the transferee pays us a transfer fee, one-half (1/2) of which is due when you request approval of the transfer and is nonrefundable, whether or not the transfer actually occurs. The transfer fee depends on the nature of the transferee and the circumstances surrounding the transfer. The transfer fee is Five Thousand Dollars ($5,000) for each Location covered by this Agreement (in other words, Five Thousand Dollars ($5,000) for the Hub Location and a separate Five Thousand Dollars ($5,000) for each Annex Location) if the transferee (a) has been a KIDVILLE Facility franchisee for at least five (5) years as of the transfer’s effective date, (b) has successfully held a managerial position at another KIDVILLE Facility, or (c) has obtained the interest proposed to be transferred due to the transferring owner’s death or disability. The transfer fee for all other transfers covered by this Subsection 12.C. (whether of this Agreement or a controlling ownership interest) shall be Forty-Five Thousand Dollars ($45,000);
     (8) you (and, if applicable, your transferring owners) sign a general release, in a form satisfactory to us, of any and all claims against us and our owners, affiliates, officers, directors, employees, and agents (except for our indemnification obligations under Subsection 16.D. below);
     (9) we have determined that the purchase price and payment terms will not adversely affect the transferee’s operation of the FACILITY;
     (10) if you or your owners finance any part of the purchase price, you and/or your owners agree that all of the transferee’s obligations under promissory notes, agreements, or security interests reserved in the FACILITY are subordinate to the transferee’s obligation to pay Royalties, Fund contributions, and other amounts due to us, our affiliates, and third party vendors and otherwise to comply with this Agreement;
     (11) (a) you have corrected any existing FACILITY deficiencies of which we have notified you on a punch-list or in other communications, and/or (b) the transferee agrees (if the transfer is of this Agreement) to upgrade, remodel, and refurbish the FACILITY according to our then current requirements and specifications for KIDVILLE Facilities within the time period we specify (consistent with Subsection 8.B. above) following the transfer’s effective date (we will advise the transferee, before the transfer’s effective date, of the specific actions that it must take and the time period within which it must do so);
     (12) you and your transferring owners (and your owners’ spouses) will not, for two (2) years beginning on the transfer’s effective date, engage in any of the activities proscribed in Subsection 15.D. below; and
     (13) you and your transferring owners will not directly or indirectly at any time or in any manner (except with respect to other KIDVILLE Facilities you lawfully own and operate) identify yourself or themselves in any business as a current or former KIDVILLE Facility or as one of our franchisees; use any Mark, any colorable imitation of a Mark, or other indicia of a KIDVILLE Facility in any manner or for any purpose; or utilize for any purpose any trade name, trade or service mark, or other commercial symbol that suggests or indicates a connection or association with us.

You acknowledge that we have legitimate reasons to evaluate the qualifications of potential transferees and to analyze and critique the terms of their purchase contracts with you and that our contact with potential transferees to protect our business interests will not constitute improper or unlawful conduct. You expressly authorize us to investigate any potential transferee’s qualifications, to analyze and critique the proposed purchase terms, to communicate candidly and truthfully with the transferee regarding the nature of your operation of the FACILITY, and to withhold consent to economically questionable transactions. You waive any claim that the action we take in good faith to protect our business interests in connection with a proposed transfer constitutes tortious interference with contractual or business relationships. Similarly, we may review all information regarding the FACILITY that you give the proposed transferee, correct any information that we believe is inaccurate, and give the transferee copies of any reports you have given us or we have made regarding the FACILITY.
     D. TRANSFER TO A WHOLLY-OWNED CORPORATION OR LIMITED LIABILITY COMPANY.
     Despite Subsection C above, if you are in substantial compliance with this Agreement, you may transfer this Agreement to another Entity that conducts no business other than the FACILITY and, if applicable, other KIDVILLE Facilities, in which your owners maintain management control, and of which you and/or your current owners own and control one hundred percent (100%) of the equity and voting power of all issued and outstanding ownership interests, provided that all of the FACILITY’s assets are owned, and the FACILITY’s business is conducted, only by that single Entity. The Entity must expressly assume all of your obligations under this Agreement. Transfers of ownership interests in the Entity are subject to Subsections B and C above. You will remain liable under this Agreement as if the transfer to the Entity did not occur.
     E. DEATH OR DISABILITY.
     (1) Transfer Upon Death or Disability. Upon your Trained Owner’s or Operator’s (if your Operator also is one of your owners) death or disability, the Trained Owner’s or Operator’s executor, administrator, conservator, guardian, or other personal representative must transfer the Trained Owner’s or Operator’s ownership interest in you to a third party (which may be the Trained Owner’s or Operator’s heirs, beneficiaries, or devisees). That transfer must be completed within a reasonable time, not to exceed nine (9) months from the date of death or disability, and is subject to all of the terms and conditions in this Section 12. Failure to transfer the Trained Owner’s or Operator’s ownership interest in you within this time period is a breach of this Agreement. The term “disability” means a mental or physical disability, impairment, or condition that is reasonably expected to prevent or actually does prevent the Trained Owner or Operator from supervising and overseeing the FACILITY’s development and operation.
     (2) Operation Upon Death or Disability. Upon the Trained Owner’s or Operator’s death or disability, a new Trained Owner or Operator must be appointed within thirty (30) days and complete our required training program within the timeframe we specify. If, in our judgment, the FACILITY is not being managed properly any time after the Trained Owner’s or Operator’s death or disability, we may, but need not, assume the FACILITY’s management (or appoint a third party to assume its management). All funds from the FACILITY’s operation while it is under our (or the third party’s) management will be kept in a separate account, and all expenses will be charged to this account. We may charge you (in addition to the Royalty, Fund contributions, and other amounts due under this Agreement) five percent (5%) of the FACILITY’s Gross Sales while it is under our (or the third party’s) management. We (or a third party) have a duty to utilize only reasonable efforts and, provided we are not grossly negligent and do not commit an act of willful misconduct, will not be liable to you or your owners for any debts, losses, or obligations the FACILITY incurs, or to any of your creditors for any products, other assets, or services the FACILITY purchases, while we (or a third party) manage it.
     F. EFFECT OF CONSENT TO TRANSFER.
     Our consent to a transfer of this Agreement and the FACILITY, or any interest in you or your owners, is not a representation of the fairness of the terms of any contract between you and the transferee, a guarantee of the FACILITY’s or transferee’s prospects of success, or a waiver of any claims we have against you (or your owners) or of our right to demand the transferee’s full compliance with this Agreement.
     G. OUR RIGHT OF FIRST REFUSAL.
     If you, an owner with actual management control of the FACILITY’s operation, or the owner of a controlling ownership interest in you or in an Entity that owns a controlling ownership interest in you at any time determines to sell or transfer for consideration an interest in this Agreement and the FACILITY, or a controlling ownership interest in you or in the Entity that owns a controlling ownership interest in you (except to or among your current owners or between a current owner and his or her immediate family member, which are not subject to this Subsection), in a transaction that otherwise would be allowed under Subsections 12.B. and C above, you (or your owners) agree to obtain from a responsible and fully disclosed buyer, and send us, a true and complete copy of a bona fide, executed written offer (which may include a letter of intent) relating exclusively to an interest in you (or in the Entity that owns a controlling ownership interest in you) or in this Agreement and the FACILITY. The offer must include details of the proposed sale’s payment terms and the sources and terms of any financing for the proposed purchase price. To be a valid, bona fide offer, the proposed purchase price must be in a dollar amount, and the proposed buyer must submit with its offer an earnest money deposit equal to five percent (5%) or more of the offering price.
     The right of first refusal process will not be triggered by a proposed transfer that would not be allowed under Subsections B and C above and therefore may not proceed. We may require you (or your owners) to send us copies of any materials or information sent to the proposed buyer or transferee regarding the possible transaction. We have the unrestricted right to assign this right of first refusal to a third party, who then will have the rights described in this Subsection.
     We may, by written notice delivered to you or your selling owner(s) within thirty (30) days after we receive both an exact copy of the offer and all other information we request, elect to purchase the interest offered for the price and on the terms and conditions contained in the offer, provided that:
     (1) we may substitute cash for any form of payment proposed in the offer (such as ownership interests in a privately-held Entity);
     (2) our (or our designee’s) credit will be deemed equal to the credit of any proposed buyer (meaning that, if the proposed consideration includes promissory notes, we or our designee may provide promissory notes with the same terms as those offered by the proposed buyer);
     (3) we will have sixty (60) additional days to close the transaction after notifying you of our election to purchase;
     (4) we must receive, and you and your owners agree to make, all customary representations and warranties given by the seller of the assets of a business or the ownership interests in an Entity, as applicable, including, without limitation, representations and warranties regarding:
(a) ownership and condition of and title to ownership interests and/or assets;
(b) liens and encumbrances relating to ownership interests and/or assets; and
     (c) validity of contracts and the liabilities, contingent or otherwise, of the Entity whose assets or ownership interests are being purchased; and
     (5) if the price offered to you or your selling owner(s) for the interest proposed to be transferred includes all or a portion of the transfer fee referenced in Subsection 12.C.(7) above, we or our designee may reduce the purchase price we must pay (if we exercise the right of first refusal) by the amount of that transfer fee (or portion of the transfer fee).
Once you or your selling owner(s) submits the offer and related information to us triggering the start of the thirty (30) day decision-period referenced above, the offer is irrevocable for that thirty (30) day period. This means that we have the full thirty (30) day period to decide whether to exercise the right of first refusal and may choose to do so even if you or your selling owner(s) changes your, his, her, or its mind during that period and prefers after all not to sell the particular interest that is the subject of the offer. You and your selling owner(s) may not withdraw or revoke your offer for any reason during the thirty (30) day period, and we (or our designee) may exercise the right to purchase the particular interest in accordance with the terms of this Subsection.
     If we exercise our right of first refusal, you and your selling owner(s) agree that, for two (2) years beginning on the closing date, you and they will be bound by the non-competition covenant contained in Subsection 15.D. below.

     If we do not exercise our right of first refusal, you or your owners may complete the sale to the proposed buyer on the original offer’s terms, but only if we otherwise approve the transfer in accordance with, and you (and your owners) and the transferee comply with the conditions in, Subsections B and C above. This means that, even if we do not exercise our right of first refusal (whether or not it is properly triggered as provided above), if the proposed transfer otherwise would not be allowed under Subsections B and C above, you (or your owners) may not move forward with the transfer at all.
     If you do not complete the sale to the proposed buyer within sixty (60) days after we notify you that we do not intend to exercise our right of first refusal, or if there is a material change in the terms of the sale (which you agree to tell us promptly), we or our designee will have an additional right of first refusal during the thirty (30) day period following either the expiration of the sixty (60) day period or our receipt of notice of the material change(s) in the sale’s terms, either on the terms originally offered or the modified terms, at our or our designee’s option.
     H. PUBLIC OFFERINGS.
     Despite any other provisions in this Agreement, you (and your owners) may not, without our prior written consent, which we may grant or withhold for any or no reason, attempt to raise or secure funds by selling or offering to sell any ownership interest in you (including, without limitation, common or preferred stock, bonds, debentures, membership interests, or general or limited partnership interests), regardless of its size, in a public offering for which a registration statement must be filed with the Securities Exchange Commission or with any similar state regulatory authority having jurisdiction over the sale of securities where registration is required as a condition of the sale of securities in that state. If we choose to consent to such a transaction, then, in addition to all other conditions that we may require you to satisfy (as provided in this Section 12 and elsewhere in this Agreement), we may require you to pay us at least Ten Thousand Dollars ($10,000), or any greater amount of which we advise you, plus our out-of-pocket expenses, to review the offering materials that you prepare for the transaction. However, our review shall be only to ensure your appropriate use of the Marks and your accurate description of our and your relationship and your rights under this Agreement. Our review will not be for the purposes of opining on the substantive aspects of the transaction or the legal adequacy of the offering materials.
13. EXPIRATION OF THIS AGREEMENT.
     A. YOUR RIGHT TO ACQUIRE SUCCESSOR FRANCHISES.
     When this Agreement expires:
     (1) if you (and each of your owners) have substantially complied with this Agreement during the Term; and
     (2) if you (and each of your owners) are, both on the date you give us written notice of your election to acquire a successor franchise (as provided in Subsection 13.B. below) and on the date on which the term of the successor franchise commences, in material compliance with this Agreement and all System Standards; and

     (3) provided that (a) you maintain possession of and agree (regardless of cost) to remodel and/or expand each Location, add or replace improvements and Operating Assets, and otherwise modify each Location as we require to comply with System Standards then applicable for new Hub Locations and Annex Locations for KIDVILLE Facilities, or (b) at your option, you secure substitute premises that we approve and develop those premises according to System Standards then applicable for new Hub Locations and Annex Locations for KIDVILLE Facilities;
you may acquire a first successor franchise to operate the FACILITY as a KIDVILLE Facility for a term commencing immediately upon the expiration of this Agreement and expiring five (5) years from that date. You must sign the franchise agreement we then use to grant franchises for KIDVILLE Facilities (modified as necessary to reflect the fact that it is for a successor franchise), any and all of the provisions of which, including the Territory definition and the Royalty and Fund contributions, may differ materially from any and all of those contained in this Agreement. You must pay us a successor franchise fee equal to Fifteen Thousand Dollars ($15,000) (which covers all Locations).
     You will have the right to acquire a second successor franchise to operate the FACILITY as a KIDVILLE Facility, the term of which will commence immediately upon the expiration of the first successor franchise term and expire five (5) years from that date if you have complied as of the end of the first successor franchise term with the same conditions for the grant of a successor franchise as those described in this Section 13 with respect to the grant of the first successor franchise. Otherwise, you will have no right to acquire a second successor franchise. In connection with your acquisition of a second successor franchise, you must sign the franchise agreement we then use to grant franchises for KIDVILLE Facilities (modified as necessary to reflect the fact that it is for a second successor franchise, including that no further successor franchises will be granted), any and all of the provisions of which, including the Territory definition and the Royalty and Fund contributions, may differ materially from any and all of those contained in this Agreement and the franchise agreement you sign in connection with your acquisition of the first successor franchise.
     If you (and each of your owners) are not, both on the date you give us written notice of your election to acquire a successor franchise and on the date on which the term of the successor franchise is scheduled to commence, in material compliance with this Agreement and all System Standards, you acknowledge that we need not grant you a successor franchise, whether or not we had, or chose to exercise, the right to terminate this Agreement during the Term under Subsection 14.B.
     B. GRANT OF A SUCCESSOR FRANCHISE.
     You agree to give us written notice of your election to acquire a successor franchise no more than one (1) year and no less than two hundred eighty (270) days before this Agreement is scheduled to expire. We agree to give you written notice (“Our Notice”), not more than ninety (90) days after we receive your notice, of our decision:
     (1) to grant you a successor franchise;

     (2) to grant you a successor franchise on the condition that you correct existing deficiencies of the FACILITY or in your operation of the FACILITY; or
     (3) not to grant you a successor franchise based on our determination that you and your owners have not substantially complied with this Agreement during the Term or were not in material compliance with this Agreement and all System Standards on the date you gave us written notice of your election to acquire a successor franchise.
We will not unreasonably withhold our consent to a successor franchise if the conditions specified in this Section 13 have been satisfied. If applicable, Our Notice will:
     (a) describe the remodeling, expansion, improvements, and/or modifications required to bring each Location into compliance with then applicable System Standards for new KIDVILLE Facilities; and
     (b) state the actions you must take to correct operating deficiencies and the time period in which you must correct these deficiencies.
If we elect not to grant you a successor franchise, Our Notice will describe the reasons for our decision. If we elect to grant you a successor franchise, your right to acquire a successor franchise is subject to your material compliance with all of the terms and conditions of this Agreement through the date of its expiration, in addition to your compliance with the obligations described in Our Notice.
     If Our Notice states that you must cure certain deficiencies of the FACILITY or its operation as a condition to our granting you a successor franchise, we will give you written notice of our decision not to grant you a successor franchise, based upon your failure to cure those deficiencies, at least ninety (90) days before this Agreement expires. However, we need not give you this ninety (90) days’ notice if we decide not to grant you a successor franchise due to your breach of this Agreement during the ninety (90) day period before it expires. If we fail to give you:
          (i) notice of deficiencies in the FACILITY, or in your operation of the FACILITY, within ninety (90) days after we receive your timely election to acquire a successor franchise (if we elect to grant you a successor franchise under subparagraphs (2) and (b) above); or
          (ii) notice of our decision not to grant you a successor franchise at least ninety (90) days before this Agreement expires, if this notice is required, we may unilaterally extend the Term for the time period necessary to give you, as applicable, either reasonable time to correct deficiencies or the ninety (90) days’ notice of our refusal to grant a successor franchise. If you fail to notify us of your election to acquire a successor franchise within the prescribed time period, we need not grant you a successor franchise.

     C. AGREEMENTS/RELEASES.
     If you satisfy all of the other conditions for a successor franchise (whether this relates to the first or second successor franchise), you and your owners must execute the form of franchise agreement and any ancillary agreements we then customarily use in granting franchises for KIDVILLE Facilities (modified as necessary to reflect the fact that it is for a successor franchise), any and all of the provisions of which, including the Territory definition and the Royalty and Fund contributions, may differ materially from any and all of those contained in this Agreement and the franchise agreement you sign in connection with your acquisition of the first successor franchise.
     You and your owners further agree to sign general releases, in a form satisfactory to us, of any and all claims against us and our owners, affiliates, officers, directors, employees, agents, successors, and assigns (except for our indemnification obligations under Subsection 16.D. below). We will consider your or your owners’ failure to sign these agreements and releases and to deliver them to us for acceptance and execution (together with the successor franchise fee) within the timeframe we specify after their delivery to you to be an election not to acquire a successor franchise.
14. TERMINATION OF AGREEMENT.
     A. BY YOU.
     If you and your owners are fully complying with this Agreement and we materially fail to comply with this Agreement and do not correct the failure within thirty (30) days after you deliver written notice of the material failure to us or, if we cannot correct the failure within thirty (30) days, do not give you within thirty (30) days after your notice reasonable evidence of our effort to correct the failure within a reasonable time (which may extend beyond that thirty (30) days), you may terminate this Agreement effective an additional thirty (30) days after you deliver to us written notice of termination. (The time period during which we may cure any material failure to comply with this Agreement after your delivery of notice is called the “Cure Period.”) However, if we send you written notice during the Cure Period indicating either that (1) we do not agree that we have materially failed to comply with this Agreement or (2) we have fully corrected the failure, then you may not terminate this Agreement. Instead, if you disagree with our position and still wish to terminate this Agreement, you must commence a legal proceeding seeking a declaration of your right to terminate this Agreement.
     This Agreement will remain in full force and effect during the legal proceeding (unless we terminate it under Subsection B below). If the court determines that we are materially failing to comply with this Agreement, or that we did not fully correct a material failure to comply, then we will have an additional thirty (30) days following the court’s ruling to correct the failure. If we fail to do so, then you may terminate this Agreement immediately upon delivery of notice.
     Your termination of this Agreement other than according to this Subsection 14.A. will be deemed a termination without cause and a breach of this Agreement.

     B. BY US.
     We may terminate this Agreement, effective upon delivery of written notice of termination to you, if:
     (1) you (or any of your owners) have made or make any material misrepresentation or omission in acquiring the Franchise or operating the FACILITY;
     (2) (a) you do not locate and secure sites for the Hub Location and your first two (2) Annex Locations within the time periods specified in Subsection 1.E.(2) above, (b) you do not commence operating the Hub Location and your first two (2) Annex Locations within the time periods specified in Subsection 2.D. above, or (c) you commence operating a Location before we notify you that the Location meets our standards and specifications;
     (3) you abandon or fail actively to operate the Hub Location, or fail actively to operate at least two (2) Annex Locations, for five (5) or more consecutive business days, unless you close the Location(s) for a purpose we approve or because of casualty or government order;
     (4) you surrender or transfer control of any Location’s operation without our prior written consent;
     (5) you (or any of your owners) are or have been convicted by a trial court of, or plead or have pleaded no contest to, a felony;
     (6) you fail to maintain the required insurance coverage and do not correct the failure within ten (10) days after we deliver written notice of that failure to you;
     (7) you fail to maintain any licenses or permits required to operate the FACILITY, as a result of which you would be legally obligated to cease operations, and you fail to secure such licenses and permits within the timeframe mandated by law;
     (8) you (or any of your owners) engage in any dishonest, unethical, immoral, or similar conduct as a result of which your (or his or her) association with the FACILITY (or the owner’s association with you) could, in our reasonable opinion, have a material adverse effect on the goodwill associated with the Marks;
     (9) you (or any of your owners or the owner of a controlling ownership interest in an Entity that has a controlling ownership interest in you) make or attempt to make an unauthorized assignment of this Agreement, the FACILITY, or a controlling ownership interest in you (or in an Entity that has a controlling ownership interest in you);
     (10) you lose the right to occupy the Hub Location due to your Lease default;
     (11) you lose the right to occupy the Hub Location or (if you operate three (3) or more Annex Locations) more than one (1) of your Annex Locations (but not because of your Lease default), or the Hub Location or such Annex Locations are damaged to such an extent that you no longer can operate the FACILITY at the Location over a thirty (30) day period, and you fail to relocate to a substitute site (or sites) within the Territory and to begin operating from that substitute site (or those substitute sites) within one hundred twenty (120) days from the date you could not occupy the Location (in the case of the Hub Location) or within sixty (60) days from the date you could not occupy the Location (in the case of an Annex Location);
     (12) you (or any of your owners) knowingly make any unauthorized use or disclosure of any part of the Operations Manual or any other Confidential Information;
     (13) you violate any health, safety, or sanitation law, ordinance, or regulation, or operate the FACILITY in an unsafe manner, and do not begin to cure the violation immediately after delivery of notice from us or any government agency and to correct the violation within the timeframe mandated by law;
     (14) you fail to pay us (or our affiliates) any amounts due under this Agreement or otherwise (including the Assumed Royalty and Assumed Fund Contribution) and do not correct the failure within ten (10) days after we deliver written notice of that failure to you;
     (15) you fail to pay any vendors to the Franchise System (other than us and our affiliates) any amounts due for your purchases from them and do not correct the failure within thirty (30) days after the vendor delivers written notice of that failure to you, unless you are in good faith contesting your liability for those amounts, you notify us in writing of the reason for your non-payment, and we agree that you have a legitimate reason for the non-payment (although we may, but have no obligation to, pay the vendor by debiting your EFTA);
     (16) you fail to pay when due any federal or state income, service, sales, or other taxes due on the FACILITY’s operation, unless you are in good faith contesting your liability for those taxes or you have received an extension from the applicable government agency of the time within which to make payments;
     (17) you understate the FACILITY’s Gross Sales (a) three (3) times or more over a three (3) year period by more than two percent (2%) on each occasion or (b) by more than ten percent (10%) on any one occasion;
     (18) you (or any of your owners) (a) fail on three (3) or more separate occasions within any three (3) year period to comply with this Agreement, whether or not you correct the failures after our delivery of notice to you; or (b) fail on two (2) or more separate occasions within any eighteen (18) consecutive month period to comply with the same obligation under this Agreement, whether or not you correct the failures after our delivery of notice to you;
     (19) you make an assignment for the benefit of creditors or admit in writing your insolvency or inability to pay your debts generally as they become due; you consent to the appointment of a receiver, trustee, or liquidator of all or the substantial part of your property; the FACILITY is attached, seized, subjected to a writ or distress warrant, or levied upon, unless the attachment, seizure, writ, warrant, or levy is vacated within thirty (30) days; or any order appointing a receiver, trustee, or liquidator of you or the FACILITY is not vacated within thirty (30) days following the order’s entry;
     (20) your or any of your owners’ assets, property, or interests are blocked under any law, ordinance, or regulation relating to terrorist activities, or you or any of your owners otherwise violate any such law, ordinance, or regulation; or
     (21) you (or any of your owners) fail to comply with any other provision of this Agreement or any System Standard and do not correct the failure within thirty (30) days after we deliver written notice of the failure to you.
     C. ASSUMPTION OF MANAGEMENT.
     We have the right (but not the obligation), under the circumstances described below, to enter a Location and assume its management (or to appoint a third party to assume its management) for any period of time we deem appropriate. If we (or a third party) assume a Location’s management under subparagraphs (1) and (2) below, you agree to pay us (in addition to the Royalty, Fund contributions, and other amounts due under this Agreement) five percent (5%) of the FACILITY’s Gross Sales for up to sixty (60) days after we assume management.
     If we (or a third party) assume a Location’s management, you acknowledge that we (or the third party) will have a duty to utilize only reasonable efforts and, provided we are not grossly negligent and do not commit an act of willful misconduct, will not be liable to you or your owners for any debts, losses, or obligations the Location incurs, or to any of your creditors for any supplies, products, or other assets or services the Location purchases, while we (or the third party) manage it.
     We (or a third party) may assume a Location’s management under the following circumstances: (1) if you abandon or fail actively to operate the Location; (2) if you fail to comply with any provision of this Agreement or any System Standard and do not cure the failure within the time period we specify in our notice to you, but only for as long as it takes us, using reasonable commercial efforts, to correct the failure that you failed to cure; or (3) if this Agreement expires or is terminated and we are deciding whether to exercise our option to purchase the FACILITY under Subsection 15.E. below. Exercise of our management rights will not affect our right to terminate this Agreement under Subsection 14.B. above.
15. OUR AND YOUR RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION OF THIS AGREEMENT.
     A. PAYMENT OF AMOUNTS OWED TO US.
     You agree to pay us within fifteen (15) days after this Agreement expires or is terminated, or on any later date we determine the amounts due to us, the Royalties, Fund contributions, late fees and interest, and other amounts owed to us (and our affiliates) that then are unpaid.

     B. MARKS.
     When this Agreement expires or is terminated:
     (1) you may not directly or indirectly at any time or in any manner (except with other KIDVILLE Facilities you lawfully own and operate) identify yourself in any business as a current or former KIDVILLE Facility or as one of our current or former franchisees; use any Mark, any colorable imitation of a Mark, or other indicia of a KIDVILLE Facility in any manner or for any purpose; or use for any purpose any trade name, trade or service mark, or other commercial symbol that indicates or suggests a connection or association with us;
     (2) you agree, within fifteen (15) days, to take the action required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark;
     (3) we have the right (but no obligation) to purchase from you any or all KIDVILLE®-branded Products we specify at their original purchase price, less a twenty-five percent (25%) re-stocking fee and less the costs of shipping the Products to us or at our direction;
     (4) if we do not have or do not exercise an option to purchase the FACILITY under Subsection E below, you agree, at your own cost and without any payment from us for such items, to deliver to us, to make available for pick-up by us, or to destroy (at our option), all within thirty (30) days, all signs, sign-faces, sign-cabinets, marketing materials, forms, and other materials (other than KIDVILLE® -branded Products, which are addressed in subparagraph (3) above) we request containing any Mark or otherwise identifying or relating to a KIDVILLE Facility. If you fail to do so voluntarily when we require, we and our representatives may enter each Location at our convenience and remove these items without liability to you, the landlord, or any other third party for trespass or any other claim. You must reimburse our costs of doing so;
     (5) if we do not have or do not exercise an option to purchase the FACILITY under Subsection E below, you agree, within the timeframe we specify and at your own expense, to take the closing steps and make the alterations we specify in our Operations Manual (or otherwise communicate to you at that time) to distinguish each Location clearly from its former appearance and from other KIDVILLE Facility Hub and Annex Locations in order to prevent public confusion. If you fail to do so voluntarily when we require, we and our representatives may enter the Location at our convenience and take this action without liability to you, your landlord, or any other third party for trespass or any other claim. We need not compensate you or the landlord for any such alterations. You must reimburse our costs of de-identifying the Locations; and
     (6) you agree, within fifteen (15) days, to notify the telephone company and all telephone directory publishers of the termination or expiration of your right to use any telephone, facsimile, or other numbers and telephone directory listings associated with any Mark; to authorize and not to interfere with the transfer of these numbers and directory listings to us or at our direction (including pursuant to a Conditional

Assignment of Telephone Number(s), in the form attached as Exhibit D, previously executed by you); and/or to instruct the telephone company to forward all calls made to your numbers to numbers we specify. If you fail to do so, we may take whatever action and sign whatever documents we deem appropriate on your behalf to effect these events.
     C. CONFIDENTIAL INFORMATION.
     You agree that, when this Agreement expires or is terminated, you will immediately cease using any of our Confidential Information (including computer software or similar technology and digital passwords and identifications that we have licensed to you or that otherwise are proprietary to us or the Franchise System) in any business or otherwise and return to us all copies of the Operations Manual and any other confidential materials to which we have provided you access. You may not sell, trade, or otherwise profit in any way from any Confidential Information, including customer lists, at any time after the expiration or termination of this Agreement.
     D. COVENANT NOT TO COMPETE.
     Upon
     (1) our termination of this Agreement according to its terms and conditions,
     (2) your termination of this Agreement without cause, or
     (3) expiration of this Agreement (if we offer, but you elect not to acquire, a successor franchise, or if we do not offer you a successor franchise due to your failure to satisfy the conditions for a successor franchise set forth in Section 13), you and your owners agree that, for two (2) years beginning on the effective date of termination or expiration or, in the case of any particular person restricted by this Subsection, beginning on the date on which that restricted person begins to comply with this Subsection, whichever is later, neither you nor any of your owners, as the restricted persons, will have any direct or indirect (e.g., through a spouse, sibling, child, or parent) interest as an owner (whether of record, beneficially, or otherwise), investor, partner, director, officer, employee, consultant, representative, or agent in any Competitive Business (as defined in Section 7 above) located or operating:
     (a) at any Location;
     (b) within the Territory;
     (c) within the territories of any other KIDVILLE Facility franchises in operation or under construction on the Effective Date;
     (d) within the territories of any other KIDVILLE Facility franchises in operation or under construction on the later of the effective date of the termination or expiration of this Agreement or the date on which the restricted person begins to comply with this Subsection; or

     (e) within five (5) miles of any KIDVILLE Facility location then operated by us or our affiliates.
     These restrictions also apply after transfers, as provided in Section 12.C.(12) above. If any person restricted by this Subsection refuses voluntarily to comply with these obligations, the two (2) year period for that person will commence with the entry of a court order enforcing this provision. The two (2) year period will be tolled, if applicable, for the period during which a restricted person is in breach of this Subsection and will resume when that person resumes compliance. You and your owners expressly acknowledge that you possess skills and abilities of a general nature and have other opportunities for exploiting these skills. Consequently, our enforcing the covenants made in this Subsection will not deprive you or your owners of your personal goodwill or ability to earn a living.
     In order to give effect to the obligations in this Subsection 15.D., you and your owners acknowledge and agree that neither you nor they will seek to violate this Subsection 15.D. through any other person with whom you or your owners are acting in concert or participating in connection with the prohibited activities and that we may enforce the restrictions in this Subsection 15.D. by taking action against you, your owners, and all other persons with whom you or your owners are acting in concert or participating in connection with the prohibited activities.
     E. OUR RIGHT TO PURCHASE FACILITY.
     During the Term, if there is to be a transfer of the FACILITY and this Agreement, substantially all of the FACILITY’s assets, or a controlling ownership interest in you or in an Entity that has a controlling ownership interest in you, the provisions of Section 12 will apply to the proposed transfer. However, under the circumstances listed below, we have the right to acquire the FACILITY’s assets (which by definition include the assets of all Locations) upon the termination or expiration of this Agreement.
     (1) Exercise of Option.
     Upon
     (a) our termination of this Agreement according to its terms and conditions,
     (b) your termination of this Agreement without cause, or
     (c) expiration of this Agreement (if we offer, but you elect not to acquire, a successor franchise, or if we do not offer you a successor franchise due to your failure to satisfy the conditions for a successor franchise set forth in Section 13), we have the option, exercisable by giving you written notice before or within thirty (30) days after the date of termination or expiration, (i) to purchase the FACILITY’s assets and the ownership interest in one or more of the Locations and the underlying real estate (if you or one of your affiliates owns the Location(s) and the underlying real estate) or, if you (or one of your affiliates) do not own the Location(s) and the underlying real estate or we choose not to purchase your (or your affiliate’s) ownership interest in the Location(s) and the underlying real estate, (ii) to purchase the FACILITY’s assets and exercise the rights under subparagraph (2) below. We have the unrestricted right to assign this option to purchase to another party.
     We are entitled to all customary warranties and representations in our asset purchase, including, without limitation, representations and warranties as to ownership and condition of and title to assets; liens and encumbrances on assets; validity of contracts and agreements; and liabilities affecting the assets, contingent or otherwise.
     (2) Right to Locations.
     If you lease the Locations (and, if applicable, the underlying real estate) from an unaffiliated landlord, or if we choose not to purchase your (or your affiliate’s) ownership interest in the Locations (and, if applicable, the underlying real estate), you agree (as applicable) at our election:
     (a) to assign your leasehold interest in the Locations (and, if applicable, the underlying real estate) to us;
     (b) to enter into a sublease for the remainder of each Lease term on the same terms (including renewal options) as the Lease; or
     (c) to lease the Locations to us for an initial ten (10) year term, with two five (5) year renewal terms (at our option), on commercially reasonable terms.
     (3) Purchase Price.
     The purchase price for the FACILITY’s assets and, if applicable, the ownership interest in the Locations and the underlying real estate will be their fair market value, provided that these items will not include any value for:
     (a) the Franchise or any rights granted by this Agreement;
     (b) goodwill attributable to our Marks, brand image, and other Intellectual Property; or
     (c) participation in the network of KIDVILLE Facilities.
We may exclude from the assets purchased any Operating Assets or other items that are not reasonably necessary (in function or quality) to the FACILITY’s operation or that we have not approved as meeting System Standards, and the purchase price will reflect these exclusions.
     (4) Appraisal.
     If we and you cannot agree on fair market value, fair market value will be determined by one (1) independent accredited appraiser upon whom we and you agree, who will conduct an appraisal and, in doing so, be bound by the criteria specified in subparagraph (3). You and we agree to select the appraiser within fifteen (15) days after we notify you that we wish to exercise our purchase option (if we and you have not agreed on fair market value before then). You and we will share equally the appraiser’s fees and expenses. The appraiser must complete his or her appraisal within twenty-one (21) days after his or her appointment. The purchase price will be the appraised value. If we and you cannot agree on the appraiser, he or she will be chosen by the American Arbitration Association.
     (5) Closing.
     We (or our assignee) will pay the purchase price at the closing, which will take place not later than sixty (60) days after the purchase price is determined, although we (or our assignee) may decide after the purchase price is determined not to purchase the FACILITY’s assets and/or the ownership interest in the Locations. We may set off against the purchase price, and reduce the purchase price by, any and all amounts that you and your owners owe us and our affiliates. At the closing, you agree to deliver instruments transferring to us (or our assignee):
     (a) good and merchantable title to the assets purchased, free and clear of all liens and encumbrances (other than liens and security interests acceptable to us), with all sales and other transfer taxes paid by you;
     (b) all of the FACILITY’s licenses and permits that may be assigned or transferred; and
     (c) the ownership or leasehold interest in the Locations and improvements (and, if applicable, the underlying real estate) or Lease assignments or leases or subleases, as applicable.
If you cannot deliver clear title to all of the purchased assets, or if there are other unresolved issues, we (or our assignee) and you will close the sale through an escrow. You and your owners further agree to execute general releases, in a form satisfactory to us, of any and all claims against us and our owners, affiliates, officers, directors, employees, agents, successors, and assigns. If we exercise our rights under this Subsection 15.E., you and your owners agree that, for two (2) years beginning on the closing date, you and they will be bound by the non-competition covenant contained in Subsection 15.D. above.
     F. CONTINUING OBLIGATIONS.
     All of our and your (and your owners’) obligations that expressly survive this Agreement’s expiration or termination will continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full.
16. RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.
     A. INDEPENDENT CONTRACTORS.
     You and we understand and agree that this Agreement does not create a fiduciary relationship between you and us, that you and we are and will be independent contractors, and that nothing in this Agreement is intended to make either you or us a general or special agent, joint venturer, partner, or employee of the other for any purpose. You agree to identify yourself conspicuously in all dealings with customers, suppliers, public officials, FACILITY personnel, and others as the FACILITY’s independent owner and operator under a franchise we have granted and to place notices of independent ownership on the forms, business cards, stationery, advertising and marketing, and other materials we require from time to time.
     B. NO LIABILITY FOR ACTS OF OTHER PARTY.
     We and you may not make any express or implied agreements, warranties, guarantees, or representations, or incur any debt, in the name or on behalf of the other or represent that our respective relationship is other than franchisor and franchisee. We will not be obligated for any damages to any person or property directly or indirectly arising out of the FACILITY’s operation or the business you conduct under this Agreement.
     C. TAXES.
     We will have no liability for any sales, use, service, occupation, excise, gross receipts, income, property, or other taxes, whether levied upon you or the FACILITY, due to the business you conduct (except for our income taxes). You are responsible for paying these taxes and must reimburse us for any taxes that we must pay to any state taxing authority on account of either your operation or payments that you make to us (except for our income taxes).
     D. INDEMNIFICATION.
     (1) You agree to indemnify, defend, and hold harmless us, our affiliates, and our and their respective owners, directors, officers, employees, agents, successors, and assignees (the “Indemnified Parties”) against, and to reimburse any one or more of the Indemnified Parties for, all claims, obligations, and damages directly or indirectly arising out of the FACILITY’s operation, the business you conduct under this Agreement, or your breach of this Agreement, including, without limitation, those alleged to be caused by the Indemnified Party’s negligence or willful misconduct, unless (and then only to the extent that) the claims, obligations, or damages are determined to have been caused by the Indemnified Party’s negligence or willful misconduct in a final, unappealable ruling issued by a court or arbitrator with competent jurisdiction.
     For purposes of this indemnification, “claims” include all obligations, damages (actual, consequential, or otherwise), and costs that any Indemnified Party reasonably incurs in defending any claim against it, including, without limitation, reasonable accountants’, arbitrators’, attorneys’, and expert witness fees, costs of investigation and proof of facts, court costs, travel and living expenses, and other expenses of litigation, arbitration, or alternative dispute resolution, regardless of whether litigation, arbitration, or alternative dispute resolution is commenced. Each Indemnified Party may defend any claim against it at your expense and agree to settlements or take any other reasonable remedial, corrective, or other actions.
     This indemnity will continue in full force and effect subsequent to and notwithstanding this Agreement’s expiration or termination. An Indemnified Party need not seek recovery from any insurer or other third party, or otherwise mitigate its losses and expenses, in order to maintain and recover fully a claim against you under this subparagraph. You agree that a failure to pursue a recovery or mitigate a loss will not reduce or alter the amounts that an Indemnified Party may recover from you under this subparagraph.
     (2) We agree to indemnify, defend, and hold harmless you, your affiliates, and your and their respective owners, directors, officers, employees, agents, successors, and assignees (the “Franchisee Indemnified Parties”) against, and to reimburse any one or more of the Franchisee Indemnified Parties for, all claims (as defined in subparagraph (1) above) that the Franchisee Indemnified Party incurs in an action or proceeding asserted by a third party as a result of our contract defaults with or intentional misconduct or negligence toward that third party. This indemnity will continue in full force and effect subsequent to and notwithstanding this Agreement’s expiration or termination. A Franchisee Indemnified Party need not seek recovery from any insurer or other third party, or otherwise mitigate its losses and expenses, in order to maintain and recover fully a claim against us under this subparagraph. We agree that a failure to pursue a recovery or mitigate a loss will not reduce or alter the amounts that a Franchisee Indemnified Party may recover from us under this subparagraph.
17. ENFORCEMENT.
     A. SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.
     Except as expressly provided to the contrary in this Agreement, each section, paragraph, term, and provision of this Agreement is severable, and if, for any reason, any part is held to be invalid or contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency, or tribunal with competent jurisdiction, that ruling will not impair the operation of, or otherwise affect, any other portions of this Agreement, which will continue to have full force and effect and bind the parties. If any covenant that restricts competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited, and/or length of time, but would be enforceable if modified, you and we agree that the covenant will be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction whose law determines the covenant’s validity. If any applicable and binding law or rule of any jurisdiction requires more notice than this Agreement requires of this Agreement’s termination or of our refusal to enter into a successor franchise agreement, or some other action that this Agreement does not require, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any System Standard is invalid, unenforceable, or unlawful, the notice and/or other action required by the law or rule will be substituted for the comparable provisions of this Agreement, and we may modify the invalid or unenforceable provision or System Standard to the extent required to be valid and enforceable or delete the unlawful provision in its entirety. You agree to be bound by any promise or covenant imposing the maximum duty the law permits that is subsumed within any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement.

     B. WAIVER OF OBLIGATIONS.
     We and you may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice to the other or another effective date stated in the notice of waiver. Any waiver granted will be without prejudice to any other rights we or you have, will be subject to continuing review, and may be revoked at any time and for any reason effective upon delivery of ten (10) days’ prior written notice.
     We and you will not waive or impair any right, power, or option this Agreement reserves (including, without limitation, our right to demand compliance with every term, condition, and covenant or to declare any breach to be a default and to terminate this Agreement before the Term expires) because of any custom or practice that varies from this Agreement’s terms; our or your failure, refusal, or neglect to exercise any right under this Agreement or to insist upon the other’s compliance with this Agreement, including, without limitation, any System Standard; our waiver of or failure to exercise any right, power, or option, whether of the same, similar, or different nature, with other KIDVILLE Facilities; the existence of franchise agreements for other KIDVILLE Facilities that contain provisions differing from those contained in this Agreement; or our acceptance of any payments due from you after any breach of this Agreement. No special or restrictive legend or endorsement on any check or similar item given to us will be a waiver, compromise, settlement, or accord and satisfaction. We are authorized to remove any legend or endorsement, which then will have no effect.
     Neither we nor you will be liable for loss or damage or be in breach of this Agreement if our or your failure to perform our or your obligations results from: (1) compliance with the orders, requests, regulations, or recommendations of any federal, state, or municipal government; (2) acts of God; (3) fires, strikes, embargoes, war, acts of terrorism or similar events, or riot; or (4) any other similar event or cause. Any delay resulting from any of these causes will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that these causes will not excuse payments of amounts owed at the time of the occurrence or payment of Royalties, Fund contributions, and other amounts due afterward.
     C. COSTS AND ATTORNEYS’ FEES.
     If we or you commence a legal proceeding against the other to enforce any term or provision of this Agreement, the prevailing party in the legal proceeding will be entitled to recover from the non-prevailing party the costs and expenses that the prevailing party incurred in the proceeding, including, without limitation, reasonable accounting, attorneys’, arbitrators’, and related fees. In addition, if we incur costs and expenses due to your failure to pay when due amounts owed to us, to submit when due any reports, information, or supporting records, or otherwise to comply with this Agreement, you agree, even if we do not initiate a formal legal proceeding, to reimburse us for all of the costs and expenses that we incur, including, without limitation, reasonable accounting, attorneys’, and related fees.

     D. YOU MAY NOT WITHHOLD PAYMENTS DUE TO US.
     You agree that you will not withhold payment of any amounts owed to us or our affiliates on the grounds of our alleged nonperformance of any of our obligations under this Agreement or for any other reason, and you specifically waive any right you may have at law or in equity to offset any funds you may owe us or our affiliates or to fail or refuse to perform any of your obligations under this Agreement.
     E. RIGHTS OF PARTIES ARE CUMULATIVE.
     Our and your rights under this Agreement are cumulative, and our or your exercise or enforcement of any right or remedy under this Agreement will not preclude our or your exercise or enforcement of any other right or remedy that we or you are entitled by law to enforce.
     F. GOVERNING LAW.
     EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SECTIONS 1051 ET SEQ.) OR OTHER FEDERAL LAW, THIS AGREEMENT, THE FRANCHISE, AND ALL CLAIMS ARISING FROM THE RELATIONSHIP BETWEEN US AND YOU WILL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE HUB LOCATION IS LOCATED, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES, EXCEPT THAT ANY LAW OF THAT STATE REGULATING THE SALE OF FRANCHISES OR GOVERNING THE RELATIONSHIP OF A FRANCHISOR AND ITS FRANCHISEE WILL NOT APPLY UNLESS ITS JURISDICTIONAL REQUIREMENTS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS SUBSECTION.
     G. CONSENT TO JURISDICTION.
     SUBJECT TO THE PROVISIONS BELOW, YOU AND YOUR OWNERS AGREE THAT ALL ACTIONS ARISING UNDER THIS AGREEMENT OR OTHERWISE AS A RESULT OF THE RELATIONSHIP BETWEEN YOU AND US MUST BE COMMENCED IN THE STATE OR FEDERAL COURT OF GENERAL JURISDICTION LOCATED CLOSEST TO OUR THEN CURRENT PRINCIPAL BUSINESS ADDRESS, AND YOU (AND EACH OWNER) IRREVOCABLY SUBMIT TO THE JURISDICTION OF THOSE COURTS AND WAIVE ANY OBJECTION YOU (OR THE OWNER) MIGHT HAVE TO EITHER THE JURISDICTION OF OR VENUE IN THOSE COURTS. NONETHELESS, YOU AND YOUR OWNERS AGREE THAT WE MAY ENFORCE THIS AGREEMENT IN THE COURTS OF THE STATE OR STATES IN WHICH YOU ARE DOMICILED OR THE FACILITY IS LOCATED.
     H. WAIVER OF EXEMPLARY DAMAGES AND JURY TRIAL.
     EXCEPT FOR OUR AND YOUR OBLIGATIONS TO INDEMNIFY THE OTHER FOR THIRD PARTY CLAIMS UNDER SUBSECTION 16.D., AND EXCEPT FOR PUNITIVE DAMAGES AVAILABLE TO EITHER PARTY UNDER FEDERAL LAW, WE AND YOU (AND YOUR OWNERS) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM FOR ANY EXEMPLARY,

PUNITIVE, TREBLE, AND OTHER FORMS OF MULTIPLE DAMAGES AGAINST THE OTHER AND AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN US AND YOU, THE PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND TO RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.
     WE AND YOU IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF US.
     I. BINDING EFFECT.
     This Agreement is binding upon us and you and our and your respective executors, administrators, heirs, beneficiaries, permitted assigns, and successors in interest. Subject to our right to modify the Operations Manual and System Standards, this Agreement may not be modified except by a written agreement signed by both our and your duly-authorized officers.
     J. LIMITATIONS OF CLAIMS.
     Except for the parties’ indemnification obligations under Subsection 16.D. and except for claims arising from your non-payment or underpayment of amounts you owe us, any and all claims arising out of or relating to this Agreement or our relationship with you will be barred unless a legal proceeding (in the required or permitted forum) is commenced within eighteen (18) months from the date on which the party asserting the claim knew or should have known of the facts giving rise to the claims.
     K. CONSTRUCTION.
     The preambles and exhibits are a part of this Agreement which, together with the System Standards contained in the Operations Manual (which may be periodically modified, as provided in this Agreement), constitutes our and your entire agreement, and, except for any Development Rights Rider to which we are parties, there are no other oral or written understandings or agreements between us and you, and, except as provided in our Franchise Disclosure Document, no oral or written representations by us, relating to the subject matter of this Agreement, the franchise relationship, or the FACILITY (any understandings or agreements reached by you and us, or any representations made by us, before this Agreement are superseded by this Agreement). You may not rely on any alleged oral or written understandings, agreements, or representations not contained in this Agreement (except for representations contained in our Franchise Disclosure Document). We may rely on the representations you made in your franchise application materials and any representations document or similar questionnaire you and/or your owners signed before signing this Agreement to confirm and acknowledge your understanding of the risks of entering into this Agreement and the absence of any improper or misleading statements made by us.
     Any policies that we adopt and implement from time to time to guide us in our decision-making are subject to change, are not a part of this Agreement, and are not binding on us. Except as expressly provided in this Agreement, nothing in this Agreement is intended or deemed to confer any rights or remedies upon any person or legal entity not a party to this Agreement.

     Except where this Agreement expressly obligates us reasonably to approve or not unreasonably to withhold our approval of any of your actions or requests, we have the absolute right to refuse any request you make or to withhold our approval of any of your proposed, initiated, or completed actions that require our approval. The headings of the sections and paragraphs are for convenience only and do not define, limit, or construe the contents of these sections or paragraphs.
     References in this Agreement to “we,” “us,” and “our,” with respect to all of our rights and all of your obligations to us under this Agreement, include any of our affiliates with whom you deal. The term “affiliate” means any person or entity directly or indirectly owned or controlled by, under common control with, or owning or controlling you or us. “Control” means the power to direct or cause the direction of management and policies. If two or more Entities are at any time the owners of the Franchise and the FACILITY, their obligations and liabilities to us will be joint and several. References to “owner” mean any person holding a direct or indirect ownership interest (whether of record, beneficially, or otherwise) or voting rights in you (or a transferee of this Agreement and the FACILITY or an ownership interest in you), including, without limitation, any person who has a direct or indirect interest in you (or a transferee), this Agreement, the Franchise, or the FACILITY and any person who has any other legal or equitable interest, or the power to vest in himself or herself any legal or equitable interest, in their revenue, profits, rights, or assets.
     References to a “controlling ownership interest” in you or one of your owners (if an Entity) mean the percent of the voting shares or other voting rights that results from dividing one hundred percent (100%) of the ownership interests by the number of owners. In the case of a proposed transfer of an ownership interest in you or one of your owners, the determination of whether a “controlling ownership interest” is involved must be made as of both immediately before and immediately after the proposed transfer to see if a “controlling ownership interest” will be transferred (because of the number of owners before the proposed transfer) or will be deemed to have been transferred (because of the number of owners after the proposed transfer).
     “Person” means any natural person, corporation, limited liability company, general or limited partnership, unincorporated association, cooperative, or other legal or functional entity. “Immediate family member” means a spouse, parent, child (natural and adopted), or sibling (but not including any in-laws). Unless otherwise specified, all references to a number of days shall mean calendar days and not business days. The term “FACILITY” includes all of the assets of the KIDVILLE Facility you operate under this Agreement at the Locations, including its revenue and the Leases. The words “include” and “including” are meant to be illustrative and not exhaustive and are deemed to be read in all cases as “including, without limitation” and/or “including but not limited to.” The words “customer(s)” and “member(s)” in this Agreement are purposefully used as synonyms and intended to mean the same thing regardless of the context, so references to “customer(s)” are meant to include “member(s)” and vice versa. This Agreement may be executed in multiple copies, each of which will be deemed an original.
18. NOTICES AND PAYMENTS.
     All written notices, reports, and payments permitted or required to be delivered by this Agreement or the Operations Manual will be deemed to be delivered:

     (a) at the time delivered by hand;
     (b) in the case of the Royalty, Fund contributions, and other amounts due, at the time we actually receive payment via the EFTA;
     (c) one (1) business day after transmission by facsimile or electronic mail if the sender has confirmation of successful transmission;
     (d) one (1) business day after being placed in the hands of a nationally recognized commercial courier service for next business day delivery; or
     (e) three (3) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid.
Any notice to us must be sent to the address specified on the first page of this Agreement, although we may change this address for notice by giving you fifteen (15) days’ prior notice by any of the means specified in subparagraphs (a) through (e) above. Any notice that we send to you may be sent to the one (1) person identified on Exhibit A at the email or postal address specified on Exhibit A. You may change the person and/or address for notice only by giving us fifteen (15) days’ prior notice by any of the means specified in subparagraphs (a) through (e) above.
     Any required report that we do not actually receive during regular business hours on the date due (or postmarked by postal authorities at least two (2) days before then for reports unrelated to payments due under this Agreement) will be deemed delinquent.
19. COMPLIANCE WITH ANTI-TERRORISM LAWS.
     You and your owners agree to comply, and to assist us to the fullest extent possible in our efforts to comply, with Anti-Terrorism Laws (defined below). In connection with that compliance, you and your owners certify, represent, and warrant that none of your property or interests is subject to being blocked under, and that you and your owners otherwise are not in violation of, any of the Anti-Terrorism Laws. “Anti-Terrorism Laws” mean Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state, and local laws, ordinances, regulations, policies, lists, and other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war. Any violation of the Anti-Terrorism Laws by you or your owners, or any blocking of your or your owners’ assets under the Anti-Terrorism Laws, shall constitute good cause for immediate termination of this Agreement, as provided in Subsection 14.B.(20) above.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the dates noted below, to be effective as of the Effective Date.

KIDVILLE FRANCHISE COMPANY, LLC, a New York		FRANCHISEE
limited liability company

[Name of Franchisee]

By:		By:

	[Signature]		[Signature]

Name:		Name:

	[Print Name]		[Print Name]

Title:		Title:

DATED:	DATED:

EXHIBIT A
TO THE FRANCHISE AGREEMENT
BETWEEN KIDVILLE FRANCHISE COMPANY, LLC
AND
DATED                     , 20
Effective Date: This Exhibit A is current and complete
as of                     , 20
You and Your Owners
     1. Formation and Principals. You were incorporated or formed on , under the laws of the State of                     . You have not conducted business under any name other than your corporate, limited liability company, or partnership name and                                         . The following is a list of your managing members, directors, and officers, as applicable, as of the effective date shown above:

Name of Each Managing Member/Director/Officer	Position(s) Held

     2. Owners. The following list includes the full name of each person who is one of your owners (as defined in the Franchise Agreement), or an owner of one of your owners, and fully describes the nature of each owner’s interest (attach additional pages if necessary).

Owner’s Name	Percentage/Description of Interest
(a)

(b)

(c)

(d)

Exhibit A-1

     3. Name and Address of Person to Receive Notices for Franchisee.
(a) Name:
(b) Postal Address:

(c) E-mail Address:
     4. Identification of Trained Owner and Operator. Your Trained Owner as of the Effective Date is                                          (must be one of the individuals listed in paragraph 2 above), and your Operator as of the Effective Date is                                         . You may not change the Trained Owner or Operator without our prior written approval.

KIDVILLE FRANCHISE COMPANY, LLC, a New York		FRANCHISEE
limited liability company

[Name of Franchisee]

By:		By:

	[Signature]		[Signature]

Name:		Name:

	[Print Name]		[Print Name]

Title:		Title:

DATED:		DATED:

Exhibit A-2

EXHIBIT B
TO THE FRANCHISE AGREEMENT
BETWEEN KIDVILLE FRANCHISE COMPANY, LLC
AND
DATED                     , 20
TERRITORY

The Territory referred to in Subsection 1.D. of the Franchise Agreement is described as follows:

.
     If the Territory is identified by counties, cities, or other political subdivisions, political boundaries shall be considered fixed as of the Effective Date and shall not change, notwithstanding a political reorganization or change to such boundaries. If the Territory is identified specifically by zip codes, the Territory shall include all geographic areas covered by such zip codes as of the Effective Date.

KIDVILLE FRANCHISE COMPANY, LLC, a New York		FRANCHISEE
limited liability company

[Name of Franchisee]

By:		By:

	[Signature]		[Signature]

Name:		Name:

	[Print Name]		[Print Name]

Title:		Title:

DATED:		DATED:

Exhibit B-1

EXHIBIT C
TO THE FRANCHISE AGREEMENT
BETWEEN KIDVILLE FRANCHISE COMPANY, LLC
AND
DATED                     , 20
ADDRESSES OF LOCATIONS
     The addresses of your Locations referred to in Subsection 1.E. of the Franchise Agreement are as follows:

Hub Location Address:

Annex Location #1 Address:

Annex Location #2 Address:

Annex Location #3 Address:

Annex Location #4 Address (if applicable):

KIDVILLE FRANCHISE COMPANY, LLC, a New York		FRANCHISEE
limited liability company
[Name of Franchisee]

By:		By:

	[Signature]		[Signature]

Name:		Name:

	[Print Name]		[Print Name]

Title:		Title:

DATED:		DATED:

Exhibit C-1

EXHIBIT D
TO THE FRANCHISE AGREEMENT BETWEEN KIDVILLE FRANCHISE
COMPANY, LLC AND
DATED                                         , 20
CONDITIONAL ASSIGNMENT OF TELEPHONE NUMBER(S)

This Assignment relates to [name of Franchisee]:

Location Addresses:

Telephone and Facsimile Number(s) [all numbers to be inserted after Franchisee obtains phone service]:

For valuable consideration, the Franchisee identified above (“Franchisee”) assigns and transfers to KIDVILLE FRANCHISE COMPANY, LLC, a New York limited liability company (“Company”), all of Franchisee’s rights and interests in each and all of the telephone numbers that Franchisee has obtained and/or will obtain for its KIDVILLE Facility (the “Numbers”). Franchisee authorizes Company to file this Assignment with the telephone company that issued the Numbers for the purposes of establishing Company’s claim to and right to designate the user of the Numbers. Franchisee acknowledges that Company may insert the Numbers into the space above as soon as they have been identified and that Franchisee need not re-sign or initial this Assignment after the Numbers have been inserted in order for this Assignment to be in full force and effect. By signing below, Franchisee intends that this Assignment be fully enforceable immediately according to its terms.
Franchisee irrevocably constitutes and appoints Company as Franchisee’s agent and attorney-in-fact for the purposes of (i) signing and delivering any Transfer of Service Agreement or comparable document the telephone company requires to transfer the rights in the Numbers from Franchisee to Company or its designee, and (ii) canceling and revoking any call-forwarding or similar instructions Franchisee has issued to the telephone company with respect to any of the Numbers, with full power to sign Franchisee’s name and otherwise to act in Franchisee’s name, place and stead. Franchisee agrees to reimburse Company the full amount of any local service and long distance charges the telephone company requires that Company pay to obtain the Numbers, together with interest as provided in the Franchise Agreement for Franchisee’s Business. Franchisee represents and warrants to Company that Franchisee will obtain the Numbers in his or her own name, and that Franchisee will be the person of record the telephone company will recognize as registered user or “owner” of the Numbers until Company exercises its right under this Assignment.

FRANCHISEE NAME

By:

Signature

Name:

Name

Title:

Date:

Exhibit D-1

GUARANTY AND ASSUMPTION OF OBLIGATIONS

THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS is given this

day of , 20 , by	.
     In consideration of, and as an inducement to, the execution of that certain Franchise Agreement (the “Agreement”) on this date by KIDVILLE FRANCHISE COMPANY, LLC (“us,” “we,” or “our”), each of the undersigned personally and unconditionally (a) guarantees to us and our successors and assigns, for the term of the Agreement (including extensions) and afterward as provided in the Agreement, that                                          (“Franchisee”) will punctually pay and perform each and every undertaking, agreement, and covenant set forth in the Agreement (including any amendments or modifications of the Agreement) and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement (including any amendments or modifications of the Agreement), including (i) monetary obligations, (ii) obligations to take or refrain from taking specific actions and to engage or refrain from engaging in specific activities, including, but not limited to, the non-competition, confidentiality, and transfer requirements, and (iii) the enforcement and other provisions in Sections 17, 18, and 19 of the Agreement.
     Each of the undersigned consents and agrees that: (1) his or her direct and immediate liability under this Guaranty will be joint and several, both with Franchisee and among other guarantors; (2) he or she will render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3) this liability will not be contingent or conditioned upon our pursuit of any remedies against Franchisee or any other person; (4) this liability will not be diminished, relieved, or otherwise affected by any extension of time, credit, or other indulgence that we may from time to time grant to Franchisee or to any other person, including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims (including the release of other guarantors), none of which will in any way modify or amend this Guaranty, which will be continuing and irrevocable during and after the term of the Agreement (including extensions) for so long as any performance is or might be owed under the Agreement by Franchisee or its owners and for so long as we have any cause of action against Franchisee or its owners; and (5) this Guaranty will continue in full force and effect for (and as to) any extension or modification of the Agreement and despite the transfer of any interest in the Agreement or Franchisee, and each of the undersigned waives notice of any and all renewals, extensions, modifications, amendments, or transfers.
     Each of the undersigned waives: (i) all rights to payments and claims for reimbursement or subrogation that any of the undersigned may have against Franchisee arising as a result of the undersigned’s execution of and performance under this Guaranty; and (ii) acceptance and notice of acceptance by us of his or her undertakings under this Guaranty, notice of demand for payment of any indebtedness or non-performance of any obligations hereby guaranteed, protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed, and any other notices to which he or she may be entitled.

     If we are required to enforce this Guaranty in a legal proceeding and prevail in such proceeding, we shall be entitled to reimbursement of our costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, arbitrators’, and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, whether incurred prior to, in preparation for, or in contemplation of the filing of any such proceeding. If we are required to engage legal counsel in connection with any failure by the undersigned to comply with this Guaranty, the undersigned shall reimburse us for any of the above-listed costs and expenses we incur even if we do not commence a legal proceeding.
     IN WITNESS WHEREOF, each of the undersigned has affixed his or her signature on the same day and year as the Agreement was executed.

PERCENTAGE OF OWNERSHIP
GUARANTOR(S)	IN FRANCHISEE
%

%

%

%

%

2

NON-MONETARY GUARANTY AND ASSUMPTION OF OBLIGATIONS
     THIS NON-MONETARY GUARANTY AND ASSUMPTION OF OBLIGATIONS is given this                                          day of , 20                      by                                          .
     In consideration of, and as an inducement to, the execution of that certain Franchise Agreement (the “Agreement”) on this date by KIDVILLE FRANCHISE COMPANY, LLC (“us,” “we,” or “our”) with                                         , a                                           (“Franchisee”), each of the undersigned unconditionally agrees (a) to be personally bound by, and personally liable for his or her own breach of, Sections 1.C., 4.C., 5, 6, 7, 9.E., 12, 13, 14.B., 15 (except for Subsection 15.A.), 16.B., 18 and 19 of the Agreement, and (b) to be personally bound by Sections 1.B. and 17.F., G, H, I, J, and K of the Agreement. None of the undersigned will be responsible for any of Franchisee’s payment obligations under the Agreement.
     Each of the undersigned consents and agrees that: (1) his or her direct and immediate liability under this Guaranty will be joint and several, both with Franchisee and among other guarantors; (2) he or she will render any performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3) this liability will not be contingent or conditioned upon our pursuit of any remedies against Franchisee or any other person; (4) this liability will not be diminished, relieved, or otherwise affected by any extension of time, credit, or other indulgence that we may from time to time grant to Franchisee or to any other person, including, without limitation, the acceptance of any partial performance or the compromise or release of any claims (including the release of other guarantors), none of which will in any way modify or amend this Guaranty, which will be continuing and irrevocable during and after the term of the Agreement (including extensions) for so long as any performance is or might be owed under the Agreement by Franchisee or its owners and for so long as we have any cause of action against Franchisee or its owners; and (5) this Guaranty will continue in full force and effect for (and as to) any extension or modification of the Agreement and despite the transfer of any interest in the Agreement or Franchisee, and each of the undersigned waives notice of any and all renewals, extensions, modifications, amendments, or transfers.
     Each of the undersigned waives: (i) all rights to payments and claims for reimbursement or subrogation that any of the undersigned may have against Franchisee arising as a result of the undersigned’s execution of and performance under this Guaranty; and (ii) acceptance and notice of acceptance by us of his or her undertakings under this Guaranty, notice of non-performance of any obligations hereby guaranteed, protest and notice of default to any party with respect to the nonperformance of any obligations hereby guaranteed, and any other notices to which he or she may be entitled.
     If we are required to enforce this Guaranty in a legal proceeding and prevail in such proceeding, we shall be entitled to reimbursement of our costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, arbitrators’, and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, whether incurred prior to, in preparation for, or in contemplation of the filing of any such proceeding. If we are required to engage legal counsel in connection with any failure by the undersigned to comply with this Guaranty, the undersigned shall reimburse us for any of the above-listed costs and expenses we incur even if we do not commence a legal proceeding.
     IN WITNESS WHEREOF, each of the undersigned has affixed his or her signature on the same day and year as the Agreement was executed.

[Signature]

Date:

[Signature]

Date:

[Signature]

Date:

2